DETOUR GOLD CORPORATION
(the “Company”)

Corporate Governance Policies and Procedures Manual (the “Manual”)

Adopted effective March 7, 2007

[MANUAL IS CURRENTLY BEING REVIEWED AND UPDATED]

CORPORATE GOVERNANCE OVERVIEW AND GUIDELINES

1.                    Introduction

The Board of Directors of the Company has adopted these Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities. The Guidelines are to be applied in a manner consistent with applicable laws and the Company’s incorporating documents. The Board may modify or make exceptions to the Guidelines from time to time in its discretion and consistent with the duties and responsibilities owed to the Company and its shareholders.

2.                    Director Responsibilities

(a)      Oversee Management of the Company. The principal responsibilities of the directors are to oversee the management of the Company and, in so doing, serve the best interests of the Company on behalf of its shareholders. These responsibilities require that the directors attend to the following:

•

review and approve on a regular basis, and as the need arises, fundamental operating, financial, and other strategic corporate plans which take into account, among other things, the opportunities and risks of the business;

•	evaluate the performance of the Company, including the appropriate use of corporate resources;

•	evaluate the performance of, and oversee the progress and development of, senior management and take appropriate action, such as promotion, change in responsibility and termination;

•	implement senior management succession plans;

•	evaluate the Company’s compensation programs;

•

establish a corporate environment that promotes timely and effective disclosure (including appropriate controls, procedures and incentives), fiscal accountability, high ethical standards and compliance with applicable laws and industry and community standards;

•	evaluate the Company’s systems to identify and manage the risks faced by the Company;

•	review and decide upon material transactions and commitments;

•	develop a corporate governance structure that allows and encourages the Board to fulfill its responsibilities;

•	provide assistance to the Company’s senior management, including guidance on those matters that require Board involvement; and

•	evaluate the overall effectiveness of the Board and its committees.

(b)      Exercise Business Judgment. In discharging their fiduciary duties of care, loyalty and candor, directors are expected to exercise their business judgment to act in what they reasonably and honestly believe to be the best interests of the Company and its shareholders free from personal interests. In discharging their duties, when appropriate, the directors normally are entitled to rely on the Company’s senior executives and its outside advisors, auditors and legal counsel but also should consider second opinions where circumstances warrant.

(c)      Understand the Company and its Business. Directors are expected to become and remain informed about the Company and its business, properties, risks and prospects.

(d)      Establish Effective Systems. Directors are responsible for determining that effective systems are in place for the periodic and timely reporting to the Board on important matters concerning the Company. Directors should also provide for periodic reviews of the integrity of the Company’s internal controls and management information systems.

(e)      Protect Confidentiality and Proprietary Information. Directors are responsible for establishing policies that are intended to protect the Company’s confidential and proprietary information from unauthorized or inappropriate disclosure. Likewise, all discussions and proceedings of the Board of Directors must be treated as strictly confidential and privileged to preserve open discussions between directors and to protect the confidentiality of Board discussions.

(f)      Board, Committee and Shareholder Meetings. Directors are responsible for attending Board meetings and meetings of committees on which they serve. They must devote the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. Directors who reside in or near the city where the Company holds a shareholders’ meeting are expected to make a reasonable effort to attend such meeting.

(g)      Indemnification. The directors are entitled to Company-provided indemnification through corporate articles and by-laws, corporate statutes, indemnity agreements and, when available on reasonable terms, directors’ and officers’ liability insurance.

3.                    Director Qualification Standards

(a)      Independence. The Board will ensure it has at all times at least the minimum number of the members of the Board who meet applicable standards of director independence. For members of the Audit Committee, director independence is to be determined in accordance with those legal and stock exchange independence standards applicable to the Company’s Audit Committee. Those standards are appended to the Audit Committee Charter. For other purposes, the Board will, from time to time, establish independence standards that (i) comply with applicable legal and stock exchange requirements and (ii) are designed to ensure that the director does not have, directly or indirectly, a financial, legal or other relationship with the Company that would reasonably interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The standards currently in effect are contained in Appendix 2.

(b)      Size and Skills of Board. The Board believes that a Board comprised of 7 to 12 members is an appropriate size given the Company’s present circumstances. The Board also believes that three of the directors should be independent under the standards currently in effect, of which at least three members must also meet the standards applicable to the Audit Committee. The Board will also consider the competencies and skills that the Board, as a whole, should possess and the competencies and skills of each director.

(c)      Other Directorships. The Board does not believe that its members should be prohibited or discouraged from serving on boards of other organizations, and the Board does not propose any specific policies limiting such activities, providing they do not reduce a director’s effectiveness or result in a continuing conflict of interest. However, the Nominating and Governance Committee should take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and in making its recommendations.

(d)      Tenure. The Board does not believe it should establish director term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as management. As an alternative to term limits, the Nominating and Governance Committee will review each director’s continuation on the Board annually. This will allow each director the opportunity to confirm his or her desire to continue as a member of the Board and allow the Company to replace directors where, upon recommendation of the Nominating and Governance Committee, the Board makes a determination in that regard.

(e)      Separation of the Offices of Chairman and CEO. The Board will select a Chairman of the Board in a manner and upon the criteria that the Board deems appropriate at the time of selection. The Board believes the offices of Chairman of the Board and CEO should not be held by the same persons.

(f)      Selection of New Director Candidates. Except where the Company is legally required by contract, law or otherwise to provide third parties with the right to nominate directors, the Nominating and Governance Committee will be responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, (ii) recommending to the Board the persons to be nominated for election as directors at any meeting of shareholders and (iii) recommending to the Board persons to be elected by the Board to fill any vacancies on the Board. The Nominating and Governance Committee’s recommendations will be considered by the plenary board but the recommendations are not binding upon it.

(g)      Extending the Invitation to a New Director Candidate to Join the Board. An invitation to join the Board will be extended by the Chairman of the Board when authorized by the Board.

4.                    Board Meetings

(a)      Selection of Agenda Items. The Chairman of the Board shall propose an agenda for each Board meeting. Each Board member is free to request the inclusion of other agenda items and is generally free to request at any Board meeting the consideration of subjects that are not on the agenda for that meeting, although voting on matters so raised may be deferred to another meeting to permit proper preparation for a vote on an unscheduled matter (emergencies excepted).

(b)      Frequency and Length of Meetings. The Chairman of the Board, in consultation with the members of the Board, will normally determine the frequency and length of Board meetings, however, the ultimate power in this regard rests with the plenary Board. Special meetings may be called from time to time as required to address the needs of the Company’s business.

(c)      Advance Distribution of Materials. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting will normally be distributed in writing to the directors reasonably before the meeting (with a goal of 7 days) and directors should review these materials in advance of the meeting. The Board acknowledges that certain items to be discussed at a Board or committee meeting may be of a very time-sensitive nature and that the distribution of materials on these matters before the meeting may not be practicable.

5.                    Board Committees

(a)      Key Committees. The Board will at all times have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each such committee will have a charter that has been approved by the Board. The charters currently in effect are appended hereto as Appendix 5, Appendix 7 and Appendix 8. The Board may, from time to time, establish or maintain additional committees or subcommittees as it deems necessary.

(b)      Committee Charters. The charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee will set forth the purposes, goals and responsibilities of the committees. The Board will, from time to time as it deems appropriate, but at least annually, review and reassess the adequacy of each charter and make appropriate changes. Each charter must address those matters required by applicable laws and stock exchange rules.

(c)      Assignment of Committee Members. The Nominating and Governance Committee will be responsible for recommending to the Board the persons to be appointed to each committee of the Board. All members of the Audit Committee must meet the independence standards applicable to the Audit Committee. A majority of the members of the Compensation Committee and the Nominating and Governance

Committee must be “independent directors” in accordance with the director independence standards described in Appendix 2. The Audit, Compensation and Nominating and Governance Committees will have a minimum of three directors. Other committees shall have at least one member or the minimum number of members required by applicable law and the Company’s incorporating documents.

(d)      Selection of Agenda Items. Each committee chairman, in consultation with the committee members, will develop the committee’s agenda.

(e)      Frequency of Committee Meetings. The chairman of each committee, in consultation with the committee members, will determine the frequency of the committee meetings consistent with any requirements set forth in the committee’s charter. Special meetings may be called by any member from time to time as required to address the needs of the Company’s business and fulfill the responsibilities of the committees.

6.                    Director’s Access to Management and Independent Advisors

(a)      Access to Officers and Employees. All directors have at all reasonable times and on reasonable notice, full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate should normally be arranged though the CEO or the CFO. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company. The directors are normally expected to provide a copy or otherwise inform the CEO of any communication between a director and an officer or employee of the Company.

(b)      Access to Independent Advisors. The Board and each committee shall have the power to hire and consult with independent legal, financial or other advisors for the benefit of the Board or such committee, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company. Such independent advisors may be the regular advisors to the Company. The Board or any such committee is empowered, without further action by the Company, to cause the Company to pay the appropriate compensation of such advisors as established by the Board or any such committee.

7.                    Director Compensation

(a)      Role of Board and Compensation Committee. The form and amount of director compensation will be recommended by the Compensation Committee and approved by the Board in accordance with the general principles set forth herein and in the Compensation Committee Charter. The Compensation Committee will also conduct an annual review of the compensation of the Company’s directors and make recommendations to the Board.

(b)      Form of Compensation. The Board believes that directors should be provided with incentives to focus on long-term shareholder value. The Board believes that including equity options as part of director compensation helps align the interest of directors with those of the Company’s shareholders.

(c)      Amount of Compensation. The Company seeks to attract exceptional talent to its Board. Therefore, the Company’s policy is to compensate directors competitively relative to comparable companies. The Company’s management will, from time to time, present a report to the Compensation Committee comparing the Company’s director compensation with that of comparable companies. The Board believes that it is appropriate for the Chairman of the Board and the chairmen of the committees, if not members of management, to receive additional compensation for their additional duties in these positions. Directors who are also employees of the Company may receive additional compensation for Board or committee service if they are not already compensated at full industry rates in their capacities as employees.

(d)      Director Stock Ownership. The Board believes that each director should acquire and hold shares of Company stock in an amount that is meaningful to shareholders and appropriate to each such director. Therefore, the Board, in consultation with each director, will establish a target for stock ownership by each director and a time period during which this target is to be met.

8.                    Director Orientation and Continuing Education

(a)      Director Orientation. The Board and the Company’s senior management will conduct orientation programs for new directors. The orientation programs will include presentations by management to familiarize new directors with the Company’s projects, strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its code of business conduct and ethics, its principal officers, its internal and independent auditors and its outside legal advisors. In addition, the orientation program will include a review of the Company’s expectations of its directors in terms of time and effort, a review of the directors’ fiduciary duties and visits to Company headquarters and, to the extent practical, certain of the Company’s significant facilities.

(b)      Continuing Education. To enable each director to better perform his or her duties and to recognize and deal appropriately with issues that arise, the Company will provide the directors with suggestions to undertake continuing director education, the cost of which will be borne by the Company.

9.                    Management Evaluation and Succession and Executive Compensation

(a)      Selection of CEO. The Board selects the Company’s CEO in the manner that it determines to be in the best interests of the Company. The Board, together with the CEO, will develop a clear position description for the CEO. The board will also develop the corporate goals and objectives that the CEO is responsible for meeting.

(b)      Evaluation of Senior Management. The Compensation Committee will be responsible for overseeing the evaluation of the CEO. The Compensation Committee will determine the nature and frequency of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the performance of the CEO, to be discussed with the Board. The Board will review the assessment to ensure that the CEO is providing the best leadership for the Company over the long- and short-term. The Compensation Committee will also discuss with the Board the recommendations of the CEO with regards to the compensation of the other members of senior management.

(c)      Succession of Senior Management. The Compensation Committee will be responsible for overseeing an annual evaluation of senior management succession planning.

(d)      Expectations of Senior Management. The Board will establish, and review on an annual basis, its expectations for senior management generally.

(e)      Executive Compensation. Compensation of the CEO must be determined, or recommended to the Board for determination, by the Compensation Committee. The CEO must not be present during voting or deliberations. Compensation for all other members of senior management must be determined, or recommended to the Board for determination, by the Compensation Committee.

10.                    Code of Ethics

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, will adopt and maintain a Code of Ethics which will apply to the employees, officers and directors of the Company. The Code of Ethics will meet the definition and coverage of a “code of ethics” under Item 16.B of SEC Form 20-F, as amended, and other applicable laws and regulations.

11.                    Annual Performance Evaluation of the Board

The Nominating and Governance Committee will oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance. This evaluation will be discussed by the Board.

12.                    Board Interaction with Shareholders, Institutional Investors, the Press, Customers, etc.

The Board believes that the CEO and his or her designees should normally speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives.

The Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairman of the Board monitors communications from shareholders and other interested parties, and will provide copies or summaries of such communications to the other directors as he or she considers appropriate.

13.                    Periodic Review of the Corporate Governance Guidelines

The Board will, from time to time, with or without recommendations of the Nominating and Governance Committee, review and reassess the adequacy of these Guidelines and consider any proposed changes.

APPENDIX 1

MATTERS REQUIRING BOARD APPROVAL (Non-delegation Policy)

This Policy identifies items which must be approved by the Board or a committee of the Board and are not delegated to management without Board approval. A general overriding consideration is that the Directors are required under law to manage, or supervise the management of, the business and affairs of the Company. Accordingly, even if an action might fall outside these guidelines, management should consider whether the matter, nevertheless, should be referred to the Board for consideration.

The following is a list of items which officers must refer to the Board, or an appropriate committee thereof, for consideration. Under these guidelines, the “Threshold Amount” is equal to C$1,500,000 and an “Out of Budget Transaction” is a transaction that exceeds the Threshold Amount and that is not otherwise already part of the Company’s approved operating budget. For greater clarity, Board approval will also be required for transactions that are not individually Out of Budget Transactions but that when looked at in the aggregate exceed 5% of the operating budget in any fiscal year.

1.	The approval of annual corporate budgets.

2.	The approval of all financial information and other disclosure documents that are required by law to be approved by the Board before they are released to the public.

3.

Allotment of any securities. This includes shares, options, warrants or other convertible or debt securities, and the payment of a commission to any person as consideration for purchasing securities of the Company or providing purchasers for any such securities. Securities may be issued by executive officers where previously allotted by the Board (e.g. exercise of previously allotted options and warrants upon exercise).

4.	Entering into transactions of a fundamental nature such as amalgamations, mergers and material acquisitions or dispositions.

5.	Agreeing to redeem, purchase or otherwise acquire any shares.

6.	Entering into any agreement or commitment to acquire or dispose of assets that are material to the Company including, but not limited to, those that are an Out of Budget Transaction.

7.

Entering into, or making a material modification of, any agreement or commitment to become liable for any indebtedness, including the granting of a guarantee or similar standby obligation, if (a) the amount of such indebtedness is an Out of Budget Transaction or (b) any assets of the Company are made subject to a security interest in an Out of Budget Transaction.

8.	Committing to making any capital expenditure which is an Out of Budget Transaction.

9.	Entering into any contract, agreement or commitment out of the ordinary course of business if such agreement involves a commitment of financial resources which exceeds the Threshold Amount.

10.	Entering into any agreement with an officer, director or 10% shareholder of the Company or any parent or subsidiary of the Company outside of the ordinary course of business.

11.	Entering into any agreement with Hunter Dickinson Inc. (“HDI”) or Hunter Dickinson Group Inc. (“HDGI”) or amending any agreement in place as of the date of adoption hereof.

12.	Terminating, suspending or significantly modifying any material business activity or business strategy of the Company.

13.	Undertaking a new business activity that requires an allocation of resources that exceed the Threshold Amount.

14.	Making any material change to a business or strategic plan that has been approved by the Board.

15.	Initiating or settling any legal proceeding involving a payment that may exceed the Threshold Amount.

16.	Employing or terminating the Company’s independent auditor.

17.	Hiring or terminating of employment, or determining the compensation, of any person who is an executive officer of the Company.

18.

Offering any material employment or consulting terms to any individual or entity which are not customary for the Company. This determination is to be made by reference to terms of employment or consultancy that have generally been offered to other employees or consultants in similar positions or with similar status.

19.

The approval of a request by the CEO or the CFO of the Company to serve on the board of another entity, other than not-for-profit entities or family businesses that in no material way compete with the Company or do any material business with the Company.

20.	Any other matter specified by the Board as requiring its prior approval.

APPENDIX 2

DIRECTOR INDEPENDENCE STANDARDS

The following standards are to be used in determining whether a director is “independent” for purposes other than for the Audit Committee (see the Audit Committee Charter for standards applicable to members of the Audit Committee). These standards have been prepared based upon rules implemented or proposed by certain of the Canadian Securities Regulators, the American Stock Exchange and the Securities and Exchange Commission. Notwithstanding the foregoing, no director qualifies as an independent director unless the Board of Directors affirmatively determines that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment.

This governance manual also uses the term “outside” director. An outside director is a director whose involvement with the Company is very much part-time and so requires that such director does not have full-time (or substantially full-time) employment with the Company or a remunerated consulting services relationship of a similar nature. For greater certainty, an outside director may be classified as an outside but may not be independent where for instance that person owns (or represents a shareholder who owns) more than 10% of the Company’s shares.

The following persons will not be considered independent:

(a)	a director who is, or at any time during the past three years was, an employee or executive officer of the Company, any parent or subsidiary of the Company, HDI or HDGI;

(b)

a director who has a Family Member, as defined below, who is, or at any time during the past three years was, an employee or executive officer of the Company, any parent or subsidiary of the Company, HDI or HDGI;

(c)

a director who received, or who has a Family Member who received, direct compensation from the Company, any parent or subsidiary of the Company, HDI or HDGI in excess of the lesser of US$60,000 and CDN$75,000 during the current or any of the past three fiscal years, other than the following:

	(i)	compensation for board or board committee service;

	(ii)	payments arising solely from investments in the Company’s securities; or

(iii)

fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, any parent or subsidiary of the Company, HDI or HDGI if the compensation is not contingent in any way on continued service;

(d)

a director who has a relationship with the Company, any parent or subsidiary of the Company, HDI or HDGI, as a result of which the director may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the

Company, any parent or subsidiary of the Company, HDI or HDGI, other than remuneration for acting as a member of the board or a board committee;

(e)

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company, any parent or subsidiary of the Company, HDI or HDGI made, or from which the Company, any parent or subsidiary of the Company, HDI or HDGI received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or US$200,000, whichever is more, other than the following:

(i) payments arising solely from investments in the Company’s securities; or

(ii) payments under non-discretionary charitable contribution matching programs;

(f)

a director who is, or has been, or has a Family Member who is, or has been, at any time during the past three years, an executive officer of another entity where at any time during the past three years any of the current executive officers of the Company served on the compensation committee of such other entity;

(g)

a director who is or has been a partner of, or employed by, a current or former external auditor of the Company, unless three years has elapsed since the person’s relationship with the auditor, or the audit relationship, has ended;

(h)

a director who has a Family Member who is or has been a partner of, or employed in a professional capacity by, a current or former external auditor of the Company, unless three years have elapsed since the person’s relationship with the auditor, or the audit relationship, has ended;

(i)

a director who controls the Company, or a director who is either (i) both a director and an employee of, or (ii) an executive officer, general partner or managing member of, a company that controls the Company or a company that is controlled by a person who also controls the Company;

(j)

a director who is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, if the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company for which he or she serves as an executive officer; or

(k)

a director who serves as an officer, director or trustee of a charitable organization, if the Company’s discretionary charitable contributions to the organization are more than the greater of US$1 million or 2% of that organization’s total annual charitable receipts.

(l)	For the purpose hereof, “control” means the direct or indirect ability to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities or otherwise. Ownership of at least 10% of the Company’s voting shares is a material threshold and the Board should examine the circumstances of this holding to determine if the shareholder is considered to “control” the Company for the purpose of these guidelines. A person who owns more than 50% of the Company’s voting shares will be considered to “control” the Company.

(m)	The Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for the purpose of the test herein.

Family Member means a person’s

(i)	spouse;

(ii)	parent;

(iii)	children;

(iv)	siblings;

(v)	mother or father-in-law;

(vi)	son or daughter-in-law;

(vii)	brother or sister-in-law; and

(viii)	anyone who resides in such person’s home (other than an Employee of the person or Family Member).

APPENDIX 3

CODE OF ETHICS AND TRADING RESTRICTIONS

Introduction

The Company’s policy is to conduct its business in accordance with the highest ethical and legal standards. To assist the Company in achieving this policy, the Board of Directors has adopted this Code of Ethics and Trading Restrictions. The Code is designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company submits to regulatory authorities and communicates to the public;

(3)	Compliance with applicable governmental laws and regulations;

(4)	Prompt internal reporting of violations of the Code to appropriate persons identified in the Code; and

(5)	Accountability for adherence to the Code.

The Code applies to all employees, officers, and directors of the Company and its subsidiaries. Because Hunter Dickinson Inc. (“HDI”) employees and officers may provide services to the Company under the Geological, Management and Administrative Services Agreement dated 19 July 2006, as it may be amended from time to time (“HDI Services Agreement”), the Code also applies to all employees, officers and directors of HDI with respect to their activities relating to the Company. Depending on the circumstances, it may also apply to agents and other representatives of the Company. ("You" as used in this Code refers to all such persons, as appropriate.) In addition to your complying with the Code, it is your responsibility to prevent others from violating these standards if you are in a position to do so. If you are not in a position to do so, it is your responsibility to bring the matter to the attention of a member of senior management who is in a position to take appropriate action, or to the attention of an independent member of the Board of Directors.

1.                    Avoiding Questionable or Illegal Practices

The Company’s policy is to comply with all laws and regulations that apply to its business, and to avoid any activity that may be regarded as questionable or unethical. Fraudulent, illegal or unethical acts will not be tolerated. No action that would otherwise be questionable is permissible simply because it is customary in a particular location or business.

If you are confronted with a situation that raises an issue under this policy, ask yourself these questions:

•	Is the life, health or safety of anyone, or the environment, endangered by the action?

•	Is it legal?

•	Does it feel honest, fair and ethical?

•	Does it compromise anyone’s trust or integrity?

•	Would the public disclosure of the activity in any way be embarrassing to you, the Company or any other affected employees?

You should be sufficiently familiar with any laws and regulations that apply to your area of work and responsibility. That will permit you to recognize possible breaches of the law and to know when to seek legal advice. If in doubt, you should discuss the matter with a member of senior management.

2.                    Honesty and Fair Dealing

When representing the Company, it is important that you deal honestly and fairly with the Company’s joint venture partners, suppliers, customers, professional advisors, competitors, other employees, and anyone else with whom you have contact in the course of performing your job. You should not take any advantage of anyone through actions such as manipulation, concealment, misappropriate or abuse of confidential information, falsification, misrepresentation of material facts, undue influence or any other unfair dealing practice. You also should not give any advantage to anyone for reason of personal relationship, personal benefit or other reasons not involving the best interest of the Company.

3.                    Policy to Prevent the Corruption of Foreign Public Officials

Both Canada and the United States have laws making it illegal to corrupt officials of foreign governments or to engage in certain related acts. In Canada, the law is entitled Corruption of Foreign Public Officials Act and in the United States the law is entitled Foreign Corrupt Practices Act. In the discussion that follows, we have always adopted the more stringent requirement of the two laws.

(a)      Persons to Whom the Laws Apply. Both laws apply to the Company and its subsidiaries; their employees, officers and directors; and their agents and representatives. For these purposes, action by a foreign agent or representative is the equivalent of action by the Company.

The laws may apply in whole or in part to foreign companies and joint ventures if a U.S. or Canadian company controls the foreign company or joint venture or otherwise authorizes, directs or participates in activity by the foreign company or joint venture. Deciding whether activities of a foreign company or joint venture are authorized, directed or participated in by the Company in any particular instance will be an uncertain exercise with uncertain results. In addition, allegations of illegal conduct by any company or joint venture in which the Company has a significant interest can only cause damage to the reputation of the Company. For this reason, you should assume that any action of foreign companies and joint ventures in which the Company has a significant interest, including the actions of the employees and agents of such foreign companies and joint ventures, will be attributable to the Company.

(b)      Bribery Prohibition. The laws make it illegal to offer or provide money or anything of value for the personal benefit of government officials, political parties or politicians in order to influence governmental action (including causing an official to perform his or her duties) or otherwise to secure an improper advantage in order to obtain, retain or direct business. The laws may be violated if the Company knows, or if it should have been obvious to the Company, that the payments were made for an illegal purpose.

The laws apply to the offer or providing of money or anything of value to (i) any foreign government official or any official of a public international organization (such as the International Monetary Fund, regional development banks or other multilateral organizations) or (ii) any foreign political party or its officials or any political candidate for the purpose of: influencing that official in the exercise of his or her duties (or non-exercise of those duties); having any such person influence foreign government activity; or otherwise securing an improper advantage for the purpose of aiding the Company in obtaining, retaining or directing business.

The laws also apply to indirect payments, i.e., where the Company offers or provides money or anything of value to any person with the knowledge that the person will make a payment to a foreign government official, official of a public international organization, foreign political party or its officials, or any political candidate for such a prohibited purpose.

The laws also make it illegal to possess property or proceeds from property known to have been obtained as a result of the bribery of a public official or to “launder” (i.e., deal with intent to conceal) property or proceeds from property obtained as a result of the bribery of a public official.

Foreign government-owned corporations and other instrumentalities are generally treated as if they are governments, and their employees, officers and directors are treated as government officials.

(c)      Exception to Bribery Prohibition. There is an exception in the laws for “facilitating payments.” “Facilitating payments” are payments made to expedite routine governmental action that does not involve obtaining, retaining or directing business. Example include payments to (i) secure processing of papers such as visas, work orders and permits, (ii) induce customs officials to process legally transmitted goods, (iii) obtain police protection, (iv) obtain installation and maintenance of utility connections, and (v) induce minor government functionaries (government employees without discretionary authority over a project or transaction) to complete their jobs in the manner required and where the situation does not involve the securing of business.

There are three additional exceptions:

•

It is an affirmative defence if it can be shown that the payment was legal under the written laws and regulations of the foreign country. As an example, in some foreign countries, the Company may be required by law to hire as an agent a national of that country who also is connected to the government of that country in some way or other.

•

It also is an affirmative defence if it can be shown that the payment was a reimbursement of travel, lodging and other reasonable and bona fide expenses directly related to the business promotion, demonstration or explanation of the Company’s business, or the execution or performance of a contract with the foreign government. As an example, payment of the travel expenses of a foreign government official to visit one of our mines, as a part of an effort to promote the Company in that country, would fit into this category.

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Unconditional gifts having nominal value, when made openly and as a social amenity, or as a token of esteem, regard or gratitude in accordance with local custom, generally will not be regarded as a bribe.

(d)      Company Policy. The Company’s policy is firm and unconditional. Under no circumstances will the Company ever pay a bribe prohibited by the laws. If you are ever solicited for such a bribe, or if you become aware of any instance where any Company employee, officer, director, agent or representative proposes to offer such a bribe or is otherwise involved in such illegal activity, you are to report the matter to your immediate superior, or directly to the CEO or CFO of the Company. Any employee, officer, director, agent or representative of the Company that participates in any scheme to pay such an illegal bribe will be terminated immediately.

With respect to payments that fall within the exceptions noted above:

•	No “facilitating payments” may be made without the prior written approval of the CEO.

•

No payment that would otherwise be an illegal bribe may be made on the basis that it is was legal under the written laws and regulations of the foreign country without the prior written approval of the CEO.

•

No payment that would otherwise be an illegal bribe may be made on the basis that it is a reimbursement of travel, lodging or other reasonable and bona fide expenses directly related to the business promotion, demonstration or explanation of the Company’s business or the execution or performance of a contract with the foreign government without the prior written approval of the CEO.

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With respect to unconditional gifts of nominal value made openly and as a social amenity, or as a token of esteem, regard or gratitude in accordance with local custom, the CEO will establish a monetary limit on the value of any such gift. Any gifts with a value in excess of that limit must be approved in advance by the CEO.

(e)      Accounting Requirements. The Company and its affiliated foreign companies and joint ventures must:

•	Keep financial records which, in reasonable detail, accurately and fairly reflect transactions; and

•

Maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management authorization, (ii) transactions are properly recorded as needed to permit preparation of financial statements and to maintain accountability for assets, (iii) all assets are recorded on the books of the Company and access to assets is only permitted in accordance with management authorization, and (iv) periodic auditing is done at reasonable intervals and action is taken to resolve discrepancies.

The accounting provisions of the laws require that assets and transactions be properly recorded, that transactions be properly identified, that there be a suitable system of accounting controls, and that there be appropriate and periodic audits and resolution of discrepancies. As an example, the accounting provisions require that the Company properly record “facilitating payments” as such and prohibit their characterization in some other form. The accounting provisions also prohibit the Company from maintaining off-record cash “slush” funds or cash that may be accessed without senior management authorization.

(f)      Things to Look For. The following is a list of “red flags” that may indicate the possible existence of corrupt practices:

•	Foreign agent with a poor reputation or with links to the government.

•	Unusually large commission payments or commission payments where the agent does not appear to have provided significant services.

•	Cash payments, or payments without paper trail or compliance with normal internal controls.

•	Unusual bonuses to foreign personnel for which there is little support.

•	Payments to third country accounts.

4.                    Corporate Opportunities and Duty of Loyalty

You have a duty of loyalty to the Company, which includes a duty to advance the Company’s legitimate interests when the opportunity to do so arises. Accordingly, you may not use your position or the Company’s name, property, information or good will for personal gain or for the gain of others. You are further prohibited from taking advantage of an opportunity that is discovered through the use of any corporate property, information, contacts or your position with the Company. All such opportunities, actual or perceived, should be reported to your immediate supervisor.

From time to time, business opportunities come to the employees, officers and directors of HDI. Because HDI is equally owned by and provides services to a number of public companies ("HDI Owner Companies"), the Company does not have the right to require HDI to bring to the Company all corporate opportunities that come to its attention. Rather, the Company and the other HDI Owner Companies have agreed that a company will not be entitled to a business opportunity which comes to the attention of HDI personnel unless that opportunity can be clearly demonstrated to be presented primarily as a result of services to that company by HDI. The Company and the other HDI Owner Companies haves also agreed that, if HDI receive any unsolicited proposals and opportunities from sources wholly unrelated to any HDI Owner Company, those opportunities will be the sole property of HDI. The Audit Committee of the Board of Directors is charged with the responsibility of reviewing relationships with HDI, and it will consider such matters as a part of its periodic review of the relationship.

Outside directors of the Company may have a variety of other business relationships involving duties of loyalty. In addition, outside directors do not, as a general matter, have the same obligation as officers and employees to bring corporate opportunities to the Company. For these reasons, the Code does not apply to outside directors of the Company with respect to issues involving duties of loyalty or corporate opportunities and such issues, to the extent they arise, are to be resolved directly with the Board of Directors.

5.                    Avoiding Conflicts of Interest

A conflict of interest occurs when your private interests, or the private interest of your family, interfere, or appear to interfere, in any way, with the best interests of the Company. For these purposes, “family” would generally include your parents and grandparents, spouse, children and grandchildren, siblings, in-laws and other persons who share a residence with you or another member of your family. You must take care to avoid any direct or indirect involvement or understanding that might result in such a conflict or create the appearance of such a conflict. Whether a situation involves a conflict of interest depends on all of the circumstances. Generally, the Company would not consider it a conflict of interest if an employee’s brother or sister were an officer of a competitor. However, the Company would consider it a conflict of interest if a Company employee in charge of procurement were to purchase products or services from a company owned by the employee’s brother or sister or from a company owned by a close personal friend of the employee. The following are examples of conflict of interest situations which generally must be avoided or which may raise a question:

•	Acting as an employee, officer or director of, or a consultant to, a competitor or potential competitor of the Company;

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Having a financial interest in or loan from a business which is a joint venture partner, optionor or optionee, competitor, customer or supplier of the Company or which otherwise does business with the Company (an investment in the securities of a publicly traded company normally would not be considered to present a conflict of interest unless it represented a material part of your savings);

•	Placing of Company business with any other company that is directly or beneficially owned or controlled by you, or by members of your family.

Some conflicts are clear-cut; others are less obvious. In addition, there may be circumstances where it is necessary or in the best interests of the Company to have a business relationship with a business or company in which an employee or officer, or his or her family, may have an interest. For example, where Company operations are in a remote location, it may be necessary from time to time to enter into a business relationship with a business controlled by an employee’s family members. For these reasons, you must fully disclose to your supervisor, the CEO or the CFO all circumstances that could be perceived as involving a conflict of interest between the Company and you or members of your family. Full disclosure enables the Company to resolve unclear situations and to ethically handle conflicts of interest before any difficulty can arise. To the extent a conflict of interest cannot be avoided in a reasonable fashion, then appropriate procedures will be put in place to ensure that there is full disclosure and to minimize the involvement of the conflicted individuals in the relationship giving rise to the conflict.

The Company recognizes that there is a potential for a conflict of interest inherent in the Company’s relationship with HDI. The Board of Directors believe that the Company derives substantial benefits on a cost-effective basis from its continuing relationship with HDI. Consequently, it is the policy of the Company that the Company will maintain its continuing relationship with HDI. The Audit Committee of the Board of Directors will periodically (not less than annually) review the HDI Services Agreement and transactions under that agreement to confirm the continued fairness to the Company.

Outside directors of the Company are not expected to devote their time and effort solely on behalf of the Company, and they may have a variety of other business relationships that could give rise to a conflict of interest. Any such potential conflicts of interest are not subject to the Code and are to be resolved directly with the Board of Directors.

6.                    Giving or Accepting Gifts

The giving or accepting of gifts can adversely affect the Company’s reputation for fair dealing and also create conflicts of interest. You should avoid:

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Giving or offering to give any gift, favour, entertainment, reward, or any other thing of value that might influence or appear to influence the judgment or conduct of the recipient in the performance of his or her job. This includes transactions with government personnel, customers and suppliers. Such action may damage the Company’s reputation for fair dealing and may be illegal.

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Accepting or soliciting a gift, favour, or other thing of value that is intended to, or might appear to, influence your decision-making or professional conduct. In addition to damaging the Company’s reputation for fair dealing, receipt of such gifts could interfere with your ability to make judgments solely in the best interest of the Company, and thus create the appearance of a conflict of interest.

You may give or receive unsolicited gifts or entertainment only in cases where the gifts or entertainment are of nominal value, are customary to the industry, will not violate any laws, and will not influence nor appear to influence the recipient’s judgment or conduct.

7.                    Outside Activities

Outside activities must not conflict with the proper performance of your duties.

(a)      Other Business Activity. Full-time employees and officers are expected to devote substantial effort and attention to the furtherance of the Company’s business. In the usual case, this would make it difficult for you to properly perform your duties while also being engaged in other business ventures. For this reason, you may not serve as the proprietor, general partners, officer or director of any other business without first obtaining the written consent of the CEO or CFO. In the case of family owned businesses, the CEO or CFO will normally grant such consent if he or she is satisfied that the involvement in the family business will not conflict with your duties and the involvement will not involve any conflict with the interests of the Company. In addition, the CEO may grant consent to an officer or employee serving as a member of the board of directors of another company in special circumstances. (The Board of Directors will consider any proposal for the CEO or the CFO of the Company to serve on the board of another entity, other than not-for-profit entities or family businesses that in no material way compete with the Company or do any material business with the Company.)

This policy does not apply to employees or officers who are also employees or employees of HDI with respect to services performed by them for other HDI-related companies under the HDI Services Agreement.

(b)      Professional Associations and Charitable Organizations. The Company encourages employees and officers to participate in geological, engineering and other professional associations and activities that do not conflict with their duties for the Company and do not involve conflicts of interest. The Company also encourages officers and employees to participate in charitable organizations and activities. However, you should consult with the CEO or CFO before you undertake any such outside activities requiring a substantial amount of time. In addition, you should not accept a position as an officer or director of a professional or charitable organization without prior consultation with the CEO or CFO, so that they can be satisfied that your activity on behalf of such organizations cannot be attributed to the Company.

(c)      Political and Government Affairs. No Company contributions may be made, directly or indirectly, to any election or issue campaign in any jurisdiction or circumstance that would be unlawful. Corporate contributions may be made in appropriate cases where and when permitted by applicable law, but only with the approval of the CEO. Use of Company equipment, supplies or facilities to support any political party, candidate or campaign, as well as employee activity during normal business hours, may constitute a political contribution. You may not engage in any such activity where it involves Company equipment, supplies or facilities or activity during normal business hours without the prior approval of the CEO. In addition, no action which presents, or may appear to present, the position of the Company with respect to any political or governmental matter may be taken without the prior approval of the CEO.

The Company encourages employees and officers, as individuals, to take part in political and governmental affairs to the extent that such activity does not interfere with the proper performance of their duties or involve the use of company assets or a conflict of interest. However, if you wish to run for public office or hold an appointed public position, you must confer with the CEO and counsel for the Company to ensure that the proposed activity is consistent with your duties to the Company and does not involve a conflict of interest.

The outside directors of the Company are not expected to devote their full time and effort solely on behalf of the Company and accordingly this policy does not apply to them.

8.                    Accounting and Recordkeeping, Internal Accounting Controls and Auditing Matters.

Many employees of the Company, not just accountants and controllers, participate in the financial control and reporting processes of the Company. If you have ANY responsibility for any aspect of the Company’s financial activities (for example: processing or approval of payments; creation, processing or approval of invoices and credit memos; payroll and benefits decisions; approval of expense reports and other transactions; the estimation of financial reserves or other claims or the amount of any accrual of deferral; or the recording of any of the foregoing in the Company’s records) and/or the preparation of the Company’s financial statements or other financial reports, you must ensure your involvement complies with complete and accurate procedures as per established Company practice.

(a)      Accounting and Recordkeeping. You may not maintain funds or assets for any improper purposes or make false or misleading statements in any Company documents, reports or records. No undisclosed or unrecorded accounts may be established using the Company’s funds or other assets. All accounting records and the financial reports produced from those records must be kept and presented in accordance with applicable law, must accurately and fairly reflect in reasonable detail the Company’s assets, liabilities, revenue and expenses and, where applicable, must be in accordance with generally accepted accounting principles.

Transactions must be supported by accurate and reasonably detailed documentation and recorded in the proper account. Best efforts are to be made to record transactions in the proper accounting time period. To the extent that estimates are necessary, they must be based on your good faith judgment and be supported by appropriate documentation. No payment or the related accounting entry may be approved or made with the intention or understanding that any part of the payment will be used for any purpose other than that described by the document supporting the entry or payment.

(b)      Internal Accounting Controls. Internal accounting controls have been established to provide reasonable assurances that (i) transactions are executed in accordance with management authorization, (ii) transactions are properly recorded as needed to permit preparation of financial statements and to maintain accountability for assets, (iii) all assets are recorded on the books of the Company and access to assets is only permitted in accordance with management authorization, and (iv) periodic auditing is done at reasonable intervals and action is taken to resolve discrepancies. You must comply with all internal control requirements and ensure that no action is taken to avoid the internal controls requirements.

(c)      Auditing. The Company employs a firm of independent chartered accountants to audit the Company’s annual financial statements. The annual audit has a number of purposes, including (i) compliance with regulatory requirements, (ii) providing an independent assessment of whether the Company’s financial statements fairly present the financial condition, results of operations and cash flow of the Company, (iii) assessment of the accounting principles used and significant estimates made by the Company in preparing its financial statements, and (iv) assessment of the Company’s system of internal controls. Each employee is responsible for providing whatever assistance may be required by the auditors. If you receive inquiries from the Company’s independent accountants, you must respond promptly, fully and accurately.

If you have any concerns as to weaknesses in the Company’s accounting system or in the Company’s internal controls; or if you believe that any instances of fraud,* or incorrect or questionable accounting practices may have occurred; or if you believe that any instances of fraudulent, incorrect or questionable practices may have occurred in connection with the annual audit of the Company’s financial statements, you should consult with your immediate supervisor or with the Company’s CEO or CFO. Alternatively, you may contact the Audit Committee of the Board of Directors using one of the procedures outlined below under the heading “Reporting of Possible Violations or Other Questionable Practices - Procedures to Submit a Report.” Those procedures include a procedure for confidential, anonymous submission of concerns.

9.                    Use of Company Property

You are entrusted with the care, management and cost-effective use of the Company’s property and you are not to make use of these resources for your own personal benefit or for the personal benefit of anyone else. Passwords are to be kept confidential and use of the computer systems is limited to authorized business purposes, although occasional personal use of the internet, e-mail and voice mail will normally be permitted unless your supervisor believes that this privilege is being abused.

However, in order to protect the Company’s interests - including for example, to ensure that the Company’s computers and voice mail are not being used for improper purposes, such as sexual harassment - the Company reserves the right to review the contents of the Company’s computers, its e-mail system, and its voice mail system. No employee has a right of personal privacy with respect to information that is placed in the Company’s computers, the e-mail system, or the voice mail system.

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*For purposes of the Code, “fraud” includes any deliberate misstatements or omissions in connection with preparation or reporting (internal or external) of financial and/or operating information about the Company, whether or not material and without regard to whether the employee receives any personal benefit.

You are responsible to ensure that all Company property assigned to you is maintained in good condition, and you should be able to account for such equipment. Any disposition of Company property should be for the benefit of the Company and not for personal benefit.

Company letterhead stationery is to be used only for correspondence related to the Company’s business. Do not use it for personal correspondence or charitable solicitation.

You are to return all documents and property in your possession upon termination of your employment for any reason.

10.                    Proprietary Information

We want our employees to be well informed about our business, our plans for the future, and the successes and challenges we have along the way. In return for this openness, the Company places trust in its employees to maintain, without need for court orders or other legal requirement, the confidentiality of our proprietary information.

You are to take all reasonable measures to protect the confidentiality of proprietary information obtained or created by you, or otherwise made known to you, in connection with your activities on behalf of the Company. In addition, you must use proprietary information only for the Company’s legitimate business purposes, and not for your personal benefit or the personal benefit of anyone else.

To provide the Company with reasonable protection against unauthorized disclosure or unauthorized use of its proprietary information, all employees are required to sign an employment agreement prior to their start with the Company that includes provisions addressing confidentiality. These agreements state in part that the Company retains exclusive ownership of all project information and opportunities arising out of employment or consulting relationship and any information pertaining to the exploration plans of the Company.

For these purposes, “proprietary information” means information developed or secured for use of the Company in its business, where that information is not generally known to or otherwise readily available to the public and members of our industry. Proprietary information includes, without limitation:

•	The Company’s ideas, discoveries, projects, data, contact information and production processes.

•	Information concerning actual or projected expenditures, corporate transactions, earnings or operating results or business transactions that has not been disclosed by the Company.

•	Investor lists, relationship with consultants, contracts, business plans and strategies.

•	Personnel information.

It is your responsibility to know what information is proprietary and ensure that you use and disclose it only in the performance of your duties with the Company. If you are unsure, consider the information to be confidential until you obtain clarification.

If your employment terminates, you will continue to be bound to your obligations of confidentiality to the maximum extent required by law.

11.                    Outside Ideas

The purpose of this policy is to avoid the risk of allegation of unauthorized use or disclosure of another person’s proprietary rights, ideas or information.

When an idea, prospect, opportunity, or other confidential or proprietary information is submitted to the Company by an outsider, care must be taken to ensure that the outsider signs an agreement defining the Company’s rights and obligations before the idea or prospect or information is disclosed to employees qualified to evaluate it or use it. Outsiders who propose to submit information should be told to submit the information in writing. Outsiders should also be told that any submission constitutes their agreement that the Company’s brief review to determine possible interest will not create any non-use, confidentiality or area of interest agreement or obligation of the Company. If they do not so agree, they should be told not to submit their information.

On its receipt, any such information should be sent to the CEO or CFO. No one other than the CEO or CFO and persons authorized by them are to evaluate any outside submission.

Each written submission will first be reviewed to see if it purports to impose non-use, confidentiality or area of interest obligations. If it does, no further review should be made and unless the CEO upon being notified otherwise directs, the material should be returned without further review. If the material does not purport to impose such an obligation, it should be reviewed briefly to see if it might be of interest. If it is not of interest, it is to be returned with a letter stating that the information was briefly reviewed to determine possible interest, that the information is not of interest, and that the Company has no non-use, confidentiality or area of interest agreement or obligation to the sender. If the sender was previously so informed, the letter should also refer to that prior advice. If the material appears to be of interest, then the Company will need to enter into an appropriate confidentiality agreement setting out the parties’ rights and obligations before any further review or use of the information.

Third party data subject to confidentiality obligations should be so marked, all confidentiality obligations should be noted on the relevant document or file, and all such obligations must be strictly adhered to.

12.                    Disclosure Policy

The Company has both legal and ethical obligations to provide appropriate disclosure of material information, and to ensure that employees and others do not benefit from having and using undisclosed material information. “Material information” is any information which reasonably could be expected to affect the market for the Company’s stock or to influence an investor’s decision to buy, sell or hold the stock. The wrongful use of undisclosed material information may make both the Company and the individual involved liable for criminal and/or civil penalties and damage awards.

(a)      Control of Confidential Information. All employees have the responsibility to inform senior management on a timely basis of events or developments that might have a material effect on the Company. Such information should be communicated to your superior or to members of senior management.

Strict confidentiality must be maintained with regard to disclosure of confidential information to persons within the Company who have no need to know, and to anyone outside of the Company. Care must be taken when handling confidential correspondence, assay results, reports, documents, memos and facsimiles. Documents containing confidential information should be shredded or otherwise destroyed, and not placed in rubbish bins. Visitors to the offices or work sites of the Company are not to be left unattended at any time, except in designated “safe” locations, e.g. reception area and the boardroom. Discussions by Company personnel concerning Company business should be confined to other Company personnel only and on a “need to know” basis, and should never occur in public places such as elevators.

(b)      Public Disclosure Responsibilities. The Company has a variety of disclosure obligations under laws and stock exchange rules. The Company fulfills those obligations through regulatory filings, periodic reports to shareholders, press releases, and web site disclosure. The Company also provides information to shareholders and others through communications with the media, analysts and others in the financial community, by way of industry presentations, and in response to inquiries. In carrying out the Company’s disclosure responsibilities:

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The CEO, the CFO, and other members of senior management, as appropriate, have the sole responsibility to determine (i) whether a particular matter is sufficiently material to the Company to require disclosure, and (ii) the content, time and manner of disclosure.

•

Company Spokespersons have the exclusive authority to speak for the Company with respect to matters of public disclosure. The Company Spokespersons consist of the CEO and any other persons who are authorized by the CEO, generally or in a specific instance, to speak for the Company. NO OTHER PERSONS ARE AUTHORIZED TO COMMUNICATE AS TO MATTERS OF PUBLIC DISCLOSURE ON BEHALF OF THE COMPANY.

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It is the responsibility of the Company to ensure that that undisclosed material information is disseminated in such a way that all members of the public have equal access to the information. Substantial security holders and analysts in particular MUST NOT receive preferential treatment in the matter of information disclosure. Persons given early access to undisclosed material information may not use that information to trade in the Company’s securities, and they, the Company and the individual who causes the early disclosure may be liable for civil and criminal penalties and damage awards if there is trading on undisclosed material information.

(c)      External Communications and Inquiries from Analysts, Media and Other Outsiders. Communications intended for dissemination outside of the Company and concerning the Company’s business must be referred to the CEO or to one of the designated Corporate Spokespersons prior to dissemination. This includes presentations to analysts and papers or presentations to professional groups and others.

All inquiries from the press, securities analysts, investors and other outsiders concerning the Company’s business and affairs must be referred to one of the designated Corporate Spokespersons. This will ensure that information is disclosed consistently and equitably. Unless specifically authorized, no one is authorized to respond to such inquiries.

(d)      Comments on and Dissemination of Analysts’ Reports and Other Media Stories. From time to time, the Company may be asked to review or comment on analysts’ report or other media stories about the Company. No employee, officer or director is to review or comment on analysts’ reports or media stories except an authorized Company Spokesperson, and any such inquiry should be forwarded to such an authorized person without any comments. If a Company Spokesperson does review such a report or story, the Company Spokesperson should review the report or story ONLY for factual information and limit his/her comment to discussion or correction of facts. Furthermore, no undisclosed material information is to be communicated in the course of such a review and comment. If factual correction would result in the disclosure of undisclosed material information, the Company Spokesperson must take the necessary steps to ensure that such information is communicated to the public generally before it is communicated to the particular analyst or other person making the inquiry.

Employees, officers or directors of the Company may be asked to forward or recommend analysts’ reports or may consider forwarding analysts’ reports or media stories about the Company. The forwarding or recommending of such reports or stories may be regarded as verifying or validating the information contained in the reports or stories. If any of the information in the report or story is not accurate, the act of forwarding or recommending the report or story may constitute the dissemination of false or misleading information in violation of securities laws. In addition, if any of the information in the report or story is accurate but has not been generally disseminated by the Company, the forwarding or recommending of the report or story may constitute selective disclosure in violation of securities laws. Finally, copying and dissemination of analysts’ reports and media stories may violate copyright laws or the proprietary rights of the authors of the reports or stories. For these reasons, no employee, officer or director should reproduce and distribute or otherwise disseminate such reports and stories unless specifically approved by the CEO. Persons requesting such materials should be referred to the author or organization that published the material. In addition, employees, officers and directors should not recommend particular analysts’ reports on the Company to any person.

(e)      Comments on Rumours and Correction of Selective Disclosure. Employees, officers and directors must not comment, whether positively or negatively, on rumours about the Company’s business. Information about such rumours should be reported to the Corporate Spokespersons. In general, the Company’s policy is not to comment on rumours. If a stock exchange or securities regulatory authority requests the Company to make a definitive statement in response to rumours, a Corporate Spokesperson will consider the matter in consultation with legal counsel.

If any employee, officer or director makes an unauthorized or premature disclosure of undisclosed material information (inadvertently or otherwise), the person responsible for the disclosure, and any other employee, officer or director learning of it, must contact the CEO or other Company Spokesperson as soon as possible, and the CEO and other Company Spokespersons will consider the Company’s responsibilities under applicable law.

13.                    Securities Transactions

(a)      Restrictions on Trading. In general, employees, consultants, officers and directors, and their family members, may trade in Company securities unless:

•	A Blackout Period (see below) is in place, or

•	The person has knowledge of undisclosed material information.

Company securities include financial instruments related to the Company’s shares, including derivatives in respect of which the underlying security, interest, benchmark or formula is or includes as a material component, a security of the Company.

If a Blackout Period exists, or if you have knowledge of undisclosed material information, neither you nor your family members may trade in Company securities. For purposes of this policy, “family member” means your spouse, your minor children, any person substantially dependent on you for support, and other persons who share a residence with you. There are two exceptions to this policy: (i) you may exercise any fixed price option or warrant issued by the Company, BUT you may not sell the security acquired on exercise of the option or warrant so long as either condition exists; and (ii) you may sell securities pursuant to a previously existing Trading Plan entered into with a qualifying broker under Section 161 of the rules to the Securities Act of British Columbia or pursuant to a similar provision under applicable legislation in another jurisdiction in Canada, provided that you were not in possession of undisclosed material information (unless it has since been disclosed) at the time you established the Trading Plan.

In addition, while you are in the possession of undisclosed material information, you and your family members must not trade in the securities of companies that have a significant legal or financial business relationship, direct or indirect, with the Company (generally joint venture partners) if the undisclosed material information relates to the subject matter of that business relationship.

(b)      Blackout Period. From time to time, the CEO or other Company Spokesperson may institute a Blackout Period because of the existence of undisclosed material information. If a Blackout Period is instituted, you will be notified, generally by e-mail. Once notified of the existence of a Blackout Period, except as noted above, you and your family members may not trade in the Company’s securities until you have been notified that the Blackout Period has been terminated. The existence of a Blackout Period is itself an item of confidential information that is not to be disclosed to persons outside of the Company.

(c)      Special Considerations in Investing in Company Securities. You and your family members are urged not to purchase securities of the Company using borrowed funds in an amount or on terms and conditions which are not prudent in light of your financial condition. In addition, careful consideration should be given before pledging Company securities for a loan because of the potential insider trading liability that could arise if the lender sought to sell the securities at a time when there is undisclosed material information about the Company.

(d)      Certain Additional Policies. These additional policies apply to officers and directors and in regards to short sales, employees, of the Company.

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No employee, officer or director shall engage in short sales of securities of the Company or sales of borrowed securities of the Company. For purposes hereof, the short sale of Company shares as a method of facilitating the exercise of a valid incentive option granted by the Company shall be deemed not to be a short sale for purposes of the aforementioned restriction notwithstanding any such sale-against-an- option must be treated as a short sale under Canadian securities legislation. Before selling short against an option, the holder of the option should bring the proposed transaction to the attention of the Company’s CEO or CFO so as to ensure the transaction is treated properly.

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No officer or director shall place automatic buy or sell orders with brokers except for a Trading Plan entered into with a qualifying broker under Section 161 of the rules to the Securities Act of British Columbia, or pursuant to a similar provision under applicable legislation in another jurisdiction in Canada, provided that you were not in possession of undisclosed material information (unless it has since been disclosed) at the time you established the Trading Plan.

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No officer or director of the Company shall buy or sell equity securities of the Company during the period that begins five trading days before and ends two trading days after the public release of quarterly and annual results of operation of the Company.

14.                    Administration and Distribution

The Company’s Board of Directors, the Audit Committee, and the Nominating and Governance Committee have established the standards of business ethics and conduct contained in the Code, and it is their responsibility to oversee compliance with the Code. Any change in or waiver of any provision of the Code shall require approval of the Audit Committee or the Nominating and Governance Committee, as applicable, and shall be publicly disclosed in the time period and manner as required by law or regulation.

The Code is to be distributed to each employee, officer and director of the Company and to the employees, officers and directors of HDI. It will also be made available via the Company’s Internet site. From time to time, the Company, its auditors, or the Company’s legal counsel acting on its behalf, will circulate questionnaires to Company personnel relating to the matters covered by the Code. All Company personnel are expected to answer such questionnaires fully and frankly.

Strict adherence to the Code is vital. All managers are responsible for ensuring that employees under their supervision are aware of and understand the provisions of the Code For clarification or guidance on any point in the Code, please consult the CEO or CFO.

15.                    Reporting of Possible Violations or Other Questionable Practices

The following procedures govern the reporting and treatment of reports of possible violations of the Code. The Company's Audit Committee Charter provides that the Audit Committee is to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has adopted these procedures as to complaints and submissions regarding accounting, internal accounting controls or auditing matters, and the Nominating and Governance Committee has adopted these procedures as to all other complaints and submissions regarding the Code.

The Company expects all employees, officers and directors to adhere to the Code, other internal policies and guidelines of the Company, and all laws and regulations that apply to the Company’s business. In addition, every employee, officer and director has the responsibility to ask questions, seek guidance, and report suspected violations of the Code, other internal policies and guidelines, and all laws and regulations. If you believe that any employee, officer or director of the Company or HDI, or any agent or representative of the Company, has engaged, is engaging, or is about to engage in conduct that violates the Code, other internal policies and guidelines, or any applicable law or regulation, you have the responsibility to report such information as soon as possible. If you are unsure whether a matter involves a possible violation of the Code, other internal policies and guidelines, or any applicable law or regulation, you should nonetheless bring the matter to the attention of senior management, the Audit Committee, or the Nominating and Governance Committee, so that the matter may be considered and resolved. Delays in bringing the information to the attention of senior management, the Audit Committee, or the Nominating and Governance Committee may cause damage, complications, and irreversible consequences for the Company. Following the steps outlined below will allow the Company to address the issues and ensure that timely remedial action is taken.

(a)      When to Make a Report. You should make a report if you believe that any employee, officer or director of the Company or HDI, or any agent or representative of the Company, may have or is about to engage in any conduct which you believe may be:

•	A violation of the Code or any internal policy or code of practice,

•	A violation or otherwise involve questionable practices in connection with accounting, internal accounting controls or auditing matters,

•	A violation of any law or regulation,

•	Corruption, mismanagement or fraud, or

•	A danger to the public or danger to worker health and safety or the environment.

If you are unsure about the matter but concerned about the possibility of a violation or questionable practice, you should nonetheless report the matter.

(b)      To Whom to Make a Report. The Company recommends that you first report to your immediate supervisor. If your concern relates to that person, if you otherwise are not comfortable with reporting to your immediate supervisor, or if such reporting has not resulted in a satisfactory result, the Company recommends that you report to the CEO, the CFO, or another member of senior management. If, for any reason, those alternatives are not satisfactory, then you should report to an independent member of the Board of Directors. Matters relating to accounting, internal accounting controls or auditing matters should be reported to one of the independent members of the Audit Committee. All other matters should be reported to one of the independent members of the Nominating and Governance Committee. Details as to how to make such a report are discussed below.

With respect to matters involving the possible violation of laws or regulations, you also may choose to bring such concerns to an outside regulatory authority. However, the Company is committed to taking internal action in response to employee concerns, and would appreciate the opportunity to do so, if appropriate.

(c)      Prohibition Against Retaliation. The Company welcomes the courage and honesty of an employee who voices concern over a particular course of action that he or she believes to be unlawful or harmful. Any attempts to intimidate, threaten, harass or retaliate against any employee based upon a good faith report made by an employee pursuant to the Code is strictly prohibited and will result in disciplinary action up to and including termination of the person responsible for any such intimidation, threat, harassment or retaliation.

However, groundless or unwarranted complaints - including those with vindictive intent – are not acceptable. Appropriate disciplinary measures will be taken if allegations are initiated for malicious reasons or in bad faith.

(d)      Procedures to Submit a Report. You may make a report under this procedure in one of the following ways:

•

Bring the matter to the attention of your immediate supervisor. Any supervisor receiving such a report is to immediately bring the matter to the attention of the CEO, the CFO, or any member of senior management.

•	Bring the matter to the attention of the CEO, the CFO, or any member of senior management.

•	Bring the matter to the attention of an independent director of the Company. Matters relating to accounting, internal accounting controls or auditing matters should be reported to the Chairman of the Audit Committee. All other matters should be reported to the Chairman of the Nominating and Governance Committee. If you are uncertain as to whether the matter should go to the Audit Committee or the Nominating and Governance Committee, you may choose either one. If, for any reason, the Chairman of the Audit Committee or the Nominating and Governance Committee is unavailable, you may report the matter to any other member of either Committee by communicating the information to a member of that Committee ( the composition of which is information included in the publicly filed annual proxy circular) or to the Company’s outside general counsel. Any of those persons will know to forward such information to the appropriate independent directors.

You may make the report orally, in writing, or by e-mail. If you are uncomfortable with identifying yourself, you may make the report on an anonymous basis. All reports will be treated as confidential to the extent possible, and only revealed on a need-to-know basis or as required by law or court order.

Contact information for the Chairman of the Audit Committee and the Chairman of the Nominating and Governance Committee is as follows:

Chairman of the Audit Committee	Chairman of the Nominating and
Governance Committee

Name: Judy Thomson	Name:
Address 1803-1201 Marinaside Crescent,	Address:
Vancouver, BC V6Z 2V2
Telephone No.604 899-0846	Telephone No.:
Fax No.604 696-6126	Fax No.:
e-mail address	e-mail address:
judythomson@novuscom.net

Contact information for the Company’s outside general counsel is as follows:

Outside General Counsel

Name: Bernhard Zinkhofer
Address 1500 1055 West Georgia Street
Telephone No604 691 7483.
Fax No.604 893 2395
e-mail address bzinkhofer@lmls.com

(e)      Follow-up and Outcome.

(i)      On receipt of a complaint, the complaint will be reported promptly to the Chairman of the Audit Committee, if it relates to accounting, internal accounting controls or auditing matters, and to the Chairman of the Nominating and Governance Committee if it relates to other matters under the Code. In the case of an oral complaint, the party receiving the complaint is to report it orally and also to prepare a written summary for the Chairman of the Audit Committee or Nominating and Governance Committee, as applicable.

(ii)     All such complaints/reports will be retained by or under the authority of the appropriate Committee Chairman until the matter is fully resolved and for a period of four years after the resolution.

(iii)    The appropriate Committee Chairman will promptly commission the conduct of an investigation. At the election of the Committee Chairman, the investigation may be conducted by Company personnel, or by outside counsel, accountants or other persons employed by the appropriate Committee.

(iv)     The identity of a person filing a complaint/report will be treated as confidential to the extent possible, and only revealed on a need-to-know basis or as required by law or court order.

(v)      On completion of the investigation, an oral and/or written investigative report will be provided to the Audit Committee or Nominating and Governance Committee, as applicable. If any unlawful, violative or other questionable conduct is discovered, the appropriate Committee shall cause to be taken such remedial action as the Committee deems appropriate under the circumstances to achieve compliance with the applicable law, regulation or policy and to otherwise remedy the unlawful, violative or other questionable conduct. The Chairman of the appropriate Committee shall prepare, or cause to be prepared, a written summary of the remedial action taken.

(vi)     In each case, the written investigative report (or summary of any oral report), and a written summary of the remedial action taken in response to the investigative report shall be retained along with the original complaints/reports by or under the authority of the appropriate Committee Chairman for a period of four years after the resolution of the matter..

(f)      Governmental or Company Inquiry. If you receive an inquiry from a governmental authority concerning suspected unlawful conduct, you should immediately direct the inquiry to your immediate superior, the CEO, the CFO or other member of senior management. In such circumstances, you should take measures to preserve documents and other items relevant to the investigation. To conceal an offence or to alter or destroy evidence is illegal and may result in criminal prosecution. It also violates the Company’s commitment of conducting its business in a legal and ethical manner and is strictly prohibited.

If you receive an inquiry from the Company representative or a Board committee in connection with an investigation under the Code, you are equally obligated to take measures to preserve documents and other items relevant to the investigation.

(g)      Failure to Comply or File a Report. The Company is committed to complying with all applicable laws, regulations and policies. Such compliance is only possible if all employees, officers and directors ensure that they follow all applicable laws, and

Company policies and guidelines. When in doubt, ask the CEO, CFO or other members of senior management. Personnel who violate the law or the Company’s compliance policies or knowingly fail to report a violation of law or compliance policy may be subject to disciplinary action, up to and including dismissal. The nature and extent of the action will be determined on a case-by-case basis. In reviewing the situation, the following is a partial list of considerations:

•	The nature and severity of the offence.

•	Whether the persons involved acted reasonably.

•	The efforts by the persons involved to obtain guidance before the offence occurred.

•	Whether the persons involved reported themselves.

Personnel are encouraged to report their own wrongdoing or possible wrongdoing. This action will be taken into account when assessing the appropriate discipline, if any. The Company will also recognize situations where a person has made an honest mistake and will take it into account in deciding the course of action to pursue.

APPENDIX 4

DISCLOSURE CONTROLS AND PROCEDURES POLICY

1.                    Introduction

The Company is or may become a registered issuer under the U.S. Securities Exchange Act of 1934.

SEC Rule 13a-15 requires the Company to maintain “disclosure controls and procedures” that are designed to ensure that information required to be disclosed by the Company in reports it files or submits to the SEC is recorded, processed, summarized and reported on a timely basis. Disclosure controls and procedures must be designed to ensure that information is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure. Disclosure controls and procedures should capture information that is relevant to assessment of developments and risks that pertain to the Company’s business, as well as other material information about the Company.

The Company’s CEO and CFO are required to certify in each SEC-filed annual report of the Company (under Forms 20-F or 40-F) that they (1) are responsible for establishing and maintaining disclosure controls and procedures, (2) have designed such controls and procedures to ensure that material information is made known to them by others within the Company on a timely basis, and (3) have evaluated the effectiveness of the disclosure controls and procedures within 90 days prior to filing the Form 20-F/40-F and presented the conclusions of that evaluation in the Form 20-F/40-F.

Canadian law ( Multilateral Instrument 52-109) now requires that directors and officers have implemented disclosure controls and that certifications be provided in respect of these controls. Also, pending legislation in at least two Provinces (British Columbia and Ontario) will require such procedures and controls be in place in order for management to have a defence against litigation arising out of a misstatement in a public filing or arising out of a failure to promptly make a required disclosure.

2.                    Application

This Disclosure Controls and Procedures Policy covers the following:

(a)      Periodic Disclosures

•	Annual Information Forms and Form 20-F/40-F Annual Reports.

•	Annual Reports to Shareholders and other periodic reports and related press releases submitted to the SEC under cover of Form 6-K or filed in Canada.

•	Annual Information Circulars and Proxy Statements.

•	Registration statements/prospectuses filed with the SEC and Canadian authorities.

(b)      Event-Driven Disclosures

•	Anticipated events such as the results from exploration programs, acquisitions, divestitures, and initiation of legal proceedings by the Company.

•

Unanticipated events such as early or unexpected receipt of surprising exploration results, previous misstatements in previously publicly-filed information, lawsuits against the Company, severe accidents causing harm to personnel or significant loss of property, material regulatory investigations, and discovery of fraud or illegal conduct.

3.                    Supplement to Internal Controls and Procedures

The Company’s other internal controls and procedures are not affected by these disclosure controls and procedures, and they will continue to operate independent of the disclosure controls and procedures set out in this Policy.

4.                    Statement of Responsibility

Design of this Policy is the responsibility of the CEO and CFO, subject to evaluation by the Board of Directors, and implementation of this Policy is the responsibility of the CEO and CFO, with the assistance of the other members of the Disclosure Committee (as defined below).

5.                    Disclosure Committee

The Company hereby establishes a Disclosure Committee in order for the Company to carry out its responsibilities under this Policy. The Committee is not a committee of the Board. The Committee shall maintain a record of its work and deliberations.

(a)      Members

The Disclosure Committee consists of the President and CEO; Secretary and CFO; Vice President Exploration; Chief Accounting Officer; Manager, Corporate Communications; and such other persons as the CEO may designate. The Disclosure Committee may delegate specific functions to sub-committees of the Disclosure Committee, subject to final report to, and approval of the actions of any such subcommittee by, the Disclosure Committee. A quorum of the Disclosure Committee is the CEO and any two other members or the CFO and all other members.

(b)      Meetings

The Disclosure Committee will meet as required, but at least once each fiscal quarter and will meet on the request of any member in the event of the occurrence of an event or situation involving or affecting the Company which may warrant public disclosure.

(c)      Responsibilities

The primary responsibility of the Disclosure Committee is to cause the Company to fulfill its disclosure obligations on a timely basis. To carry out its functions, the Disclosure Committee will:

•	Implement controls and procedures for both periodic and event-driven disclosures.

•

Establish and implement processes for the timely collection and reporting to the Disclosure Committee of potential material information, and the timely evaluation and dissemination of material information to securities regulators, stock exchanges and shareholders.

•	Review all documents subject to the Policy.

•

Evaluate the effectiveness of disclosure and control procedures, including this Policy, on a regular basis, not less frequently than annually, and within the 30-day period prior to the filing of the AIF and Form 20-F/40-F.

•	Report on its evaluation of disclosure controls and procedures at least annually to the Audit Committee of the Board of Directors.

In fulfilling its oversight responsibilities, the Disclosure Committee will give consideration to the following:

•	Timeliness and the filing requirements in all jurisdictions.

•	Involvement of key personnel as necessary to ensure adequate collection, evaluation and disclosure of all material information.

•	Adequacy of resources, including quality of staffing within areas of responsibility for collection, evaluation and disclosure of all material information.

•	Adequacy of training of personnel involved with collection, evaluation and disclosure of all material information.

•	Approval responsibility for each part and the entirety of disclosure documents.

•	Assistance to the Board of Directors in carrying out its oversight responsibilities.

In carrying out its responsibilities, the Disclosure Committee will have full access to all books and records, facilities and personnel of the Company, as well as independent auditors, counsel and other experts.

6.                    Procedures

The following key disclosure controls and procedures are established to ensure that material information is collected, evaluated and disclosed by the Company on a timely basis.

(a)      Standing Disclosure Practice and Procedure

The Company’s Code of Ethics and Trading Restrictions sets out, in paragraph 12, the Company’s Disclosure Policy. That Disclosure Policy explains the responsibility of each employee to inform senior management on a timely basis of events or developments that might have a material effect on the Company. It is the responsibility of all members of senior management to inform the members of the Disclosure Committee of such information.

If any officer or member of the Disclosure Committee receives a report of non-public, possibly or potentially material information and concludes that the Company may have an obligation to promptly disclose that information to securities regulators, stock exchanges, shareholders or the public, that person shall promptly advise the members of the Disclosure Committee. The Disclosure Committee shall promptly convene (or communicate electronically) to consider the significance and need for disclosure of that information and, in consultation with the CEO, shall take such steps as its members deem appropriate under the circumstances.

(b)      Annual Information Form (“AIF”)/Form 20-F/40-F Annual Report Controls and Procedures

In addition to the Company’s normal annual financial reporting process, the Company will follow the following additional procedures in respect of preparation of the AIF/Form20-F/40-F:

•

Prior to commencement of drafting the AIF/Form 20F-/40-F, the Disclosure Committee and other selected employees, as appropriate, will conduct a preliminary review of operating, accounting, financial and legal issues to be considered, including any new requirements from the SEC and Canadian authorities. These issues will be summarized and circulated in writing to the members of the Committee as well as the Company’s independent auditors and counsel.

•

The Disclosure Committee will (1) prepare a disclosure checklist and reporting schedule to identify required disclosure items, assign drafting and review responsibility and establish the schedule for drafting, review and disclosure, (2) prepare drafting and review instruction packages and (3) distribute checklist and schedule and drafting instructions, and (4) distribute review instruction packages. (See Exhibits 1 and 2) The Committee will also appoint any subcommittees to manage part or all of the preparation process.

•

The Disclosure Committee, other selected employees, and independent auditors and outside counsel, as appropriate, will review and comment on the first complete draft of the reports/financial statements. Subsequent drafts of the reports and financial statements will be circulated by e-mail, facsimile or delivery for review and comment; this process need only be face-to-face upon the request of any participant. Any officers not on the Disclosure Committee will be provided with copies of drafts, as available.

•

In preparation for the controls evaluation process, the Disclosure Committee will inquire of participants in the disclosure process regarding the disclosure process and possible instances of fraud and receive their certifications. (See Exhibit 3.)

•

The CEO, Disclosure Committee, other selected employees, as appropriate, and independent auditors and outside counsel, if requested by any of the foregoing persons or by these professionals themselves, will meet with the Audit Committee to review the near final text of the AIF/Form 20-F/40-F, the CEO and the independent auditors will report on the status of the audit process.

•

Before the final closing meeting of the Board to review the final text of the AIF/Form 20- F/40-F, the CEO, Disclosure Committee, other selected employees, as appropriate, and independent auditors will meet to evaluate the disclosure controls and procedures, to identify any deficiencies or weaknesses in the design or operation of internal controls, and to consider any reports of fraud.

•

At the final meeting of the Board (or the final circulation of the last draft and related consent resolution in lieu of a meeting) to review the final text of the AIF/Form 20-F/40-F, the CEO, Disclosure Committee, other selected employees, as appropriate, the independent auditors, and the Board will review the proposed final text of the AIF/Form 20-F/40-F. The CEO and CFO will report verbally or by memo on the results of the review of the Company’s disclosure controls and procedures, the internal controls and procedures, and any instances of fraud. The independent auditors will confirm that all requirements with respect to the audit have been met and that the independent auditors have completed their final reviews and issued their audit report.

•

At the conclusion of the final closing meeting with respect to the AIF/Form 20-F/40-F or in conjunction with the final circulation of the materials to be filed, each of the members of the Disclosure Committee, other than the CEO and CFO, will certify to the CEO and CFO that: (1) he or she is not aware of any material misstatements or omissions to state material facts that should be included in the AIF/Form 20-F/40-F; (2) the Disclosure Committee has followed all of its procedures and policies in connection with the preparation of the AIF/Form 20-F/40-F; (3) he or she believe that the disclosure controls and procedures are documented and are adequate and effective to ensure that material information is collected, recorded, accessed and controlled by authorized personnel and assembled and made known to the Disclosure Committee on a timely basis; (4) he or she is not aware of any material deficiencies in the design or operation of the disclosure controls and procedures or the internal controls that has not been remedied; and (5) he or she is not aware of any employee fraud. The CFO will also provide such a signed certification to the CEO. (See Exhibit 4.)

(c)      Annual Reports to Shareholders and other periodic reports and related press releases submitted to the SEC under cover of Form 6-K or in Canada as Material Change Reports.

In addition to the Company’s normal financial closing processes, the Company will follow the following additional procedures in respect of Annual Reports to Shareholders and other periodic reports and press releases submitted to the SEC under cover of Form 6-K and in Canada as Material Change Reports.

•	Prior to the commencement of drafting, the CFO, CAO and the responsible exploration or technical supervisors and others, as appropriate, will meet to determine the content to be included in the document, including any new requirements from the SEC and Canadian authorities.

•

The CFO or CAO will prepare a disclosure checklist and reporting schedule to identify information to be included, assign drafting responsibility and prepare a schedule for drafting, review and disclosure.

•

The Disclosure Committee, other selected employees, independent auditors and outside counsel, as appropriate, will review and comment on the initial and subsequent drafts. Other officers, as appropriate, will be provided with copies of drafts, as available.

•

The Disclosure Committee, other selected employees, independent auditors and outside counsel, as appropriate, will participate in the final closing meeting, face-to-face, by telephone or by e-mail copied to all participants, in which manner the participants will resolve all disclosure issues and finalize text.

(d)      Annual Information Circular and Proxy Statement (“Annual Information Circular”) Controls and Procedures

•

Prior to the commencement of drafting, the CEO, CFO and CAO shall meet or communicate to determine the matters to be included in the Annual Information Circular and additional parties, if any (such as outside compensation consultants), to be involved in the preparation of the Annual Information Circular.

•	Prior to the substantial completion of drafting, the CAO will enquire of outside counsel to determine any changes required since the prior year in the content of the Annual Information Circular.

•	The CAO will prepare a schedule for preparation of the Annual Information Circular and also prepare and distribute an updated officers and directors questionnaire.

•

The CAO will draft the Annual Information Circular and distribute the Annual Information Circular, with draft executive compensation report, for comment by the Disclosure Committee, outside counsel and such additional parties, if any, as appropriate.

•	The CAO, if satisfied that the document is nearly final, will distribute the Annual Information Circular to the Disclosure Committee the Board and outside counsel for review and comment.

(e)      Registration Statements/Prospectuses

Registration statements and prospectuses will normally be prepared in the context of agreements and meetings with underwriters and others involved in the process. Although the process will involve drafting and review of information in processes that are similar to those involved in the preparation of an AIF/Form 20-F/40-F, due to the timing and participation by others in the process, it is not possible to set out in advance the specific steps to be followed.

•

It shall be the responsibility of the CFO and CAO, in conjunction with independent auditors and outside counsel, to implement disclosure and approval procedures comparable to those contained in this policy for other reports, to keep the Disclosure Committee involved and informed, as appropriate, to ensure the accuracy and completeness of such documents, and to keep the Board of Directors informed and involved in the process, as appropriate.

•

At the conclusion of the final closing meeting with respect to any registration statement or prospectus, other than for employee benefit plans, each of the members of the Disclosure Committee, other than the CEO and CFO, will certify to the CEO and CFO that: (1) he or she is not aware of any material misstatements or omissions to state material facts that should be included in the document; (2) the Disclosure Committee has followed all of its procedures and policies in connection with the preparation of the document; (3) he or she believe that the disclosure controls and procedures are adequate and effective to ensure that material information is made known to the Disclosure Committee on a timely basis; (4) he or she is not aware of any material deficiencies in the design or operation of the disclosure controls and procedures or the internal controls that has not been remedied; and (5) he or she is not aware of any employee fraud against or involving the Company. The CFO will also provide such a signed certification to the CEO.

(f)      Event-Driven Disclosures

Event-driven disclosures are those disclosures which are not periodic in nature and will arise from time to time as a consequence of both anticipated and unanticipated events. Examples of anticipated events include the results of exploration programs, initiation of legal proceedings by or against the Company, significant acquisitions and divestitures, and similar matters all of which are likely to be deemed material information.

To the extent that such events are wholly or partially within the Company’s control, disclosure in respect of these events should be planned for by the Disclosure Committee. The Disclosure Committee, or a subcommittee thereof, should be involved in the preparation of event-driven disclosures including press releases, material change reports and amendments to the existing continuous disclosure record in Canada and the United States. When the matter is undoubtedly material but the manner of disclosing it is uncertain, the Disclosure Committee should give immediate consideration to halting trading in the outstanding securities of the Company by contacting the appropriate stock exchanges and regulatory authorities. Except in extremely urgent situations, halting of the shares should not be done without consultation with the Board of Directors of the Company. The full Board of Directors should be immediately notified in the event there is need to make any material unanticipated event-driven disclosure.

7.                    News Releases

The Disclosure Committee shall generally be responsible for supervising preparation and dissemination of news releases and shall generally complete the checklist in Exhibit 5.

Exhibit 1

Disclosure Checklist and Schedule
Form 20F/40F Annual Report

I.           Drafting and Review Responsibility

[The following is an example of the Drafting and Review Responsibility Checklist for what have traditionally been the Company’s principal substantive disclosure matters on Form 20F. Non material Items have not been listed but need to be considered The specific content of the Checklist MUST BE re-evaluated and revised annually as required.]

(1)	(2) Drafting Participants	(3) Date for Initial Draft Completion	(4) Reviewing Participants*	(5) Special Considerations in Drafting or Review
Section of the Report- 20F
Cover Page-Type of Registration
Item 1 Identity and Management
Currency and Metric Equivalents
Glossary
Item 4.Information About the Company
History and Development of the Business
Business Overview,Organization Structure
Property Plant and Equipment
Further particulars about the Company’s Projects
Item 5 Operating and Financial review and Prospects, Operating results, Liquidity and Capital Resources,

(1)	(2) Drafting Participants	(3) Date for Initial Draft Completion	(4) Reviewing Participants*	(5) Special Considerations in Drafting or Review
Item 6 Directors and Senior Management, Compensation, Board Practices and Share Ownership
Item 7 Related Party Transactions
Item 8 a)Selected Consolidated Financial Information
Item 8)Management’s Discussion and Analysis				Review all new SEC releases and new rules re MD&A.
Item 10Additional Information Share Capital,Articles,Material Contracts,Exchange Controls, Taxation,Experts,Subsidiaries
Item 15 Controls and Procedures
Item 16 Audit committee,Code of Ethics,Accountant Services
Item 18 Financial Statements
Footnotes to Financial Statements
Item 19Exhibits
Other

(1)	(2) Drafting Participants	(3) Date for Initial Draft Completion	(4) Reviewing Participants*	(5) Special Considerations in Drafting or Review
US GAAP-Financial Statements Reconciliation
Exh. 12/Instr. B(6). Officer Certifications
Sarbanes-Oxley Sec. Certifications

* In addition to review of the entire document by CEO and Disclosure Committee.

II.          Time Schedule

[The following is an example of the Time Schedule. The specific Time Schedule will be prepared and revised annually as required.]

Day of Review Process	Event
1st Day	Disclosure Committee meeting to review requirements for upcoming AIF and 20-F/40-F Annual Report
1st Day	Disclosure Committee to prepare checklist and reporting schedule and related drafting instructions, identify drafters and reviewers, prepare reviewing instructions, and appoint subcommittee(s) to manage the drafting and review process.
5th Day	Disclosure Committee to distribute reviewing instructions and related text.
15th Day	Disclosure Committee to receive and review initial drafts of financial statements and MD&A from drafters.
45[h] Day	Disclosure Committee to distribute second drafts of financial statements and MD&A for further work.
45th Day	Disclosure Committee to receive and review second drafts of non-financial information from drafters.
78th Day	First face-to-face meeting of Disclosure Committee to review full AIF/Form 20-F/40-F.
80th Day	Second draft of full AIF/Form 20-F/40-F distributed.

Day of Review Process	Event
90th Day	Disclosure Committee inquires of participants in the disclosure process regarding the disclosure process and possible instances of fraud (Exhibit 3).
100th Day	CEO and Disclosure Committee meeting to review disclosure controls, internal controls and fraud.
100th Day	Near final AIF/ Form 20-F/40-F distributed to Audit Committee and others
105th Day	Audit Committee meeting to review near final AIF/Form 20- F/40-F, receive report re disclosure controls, internal controls and fraud, and to receive auditor report re audit.
110th Day	Proposed final form AIF/ Form 20-F/40-F distributed to Audit Committee for comments
115th Day

proposed final AIF/Form 20-F/40-F showing audit committee comments circulated to all Board members, together with report re disclosure controls, internal controls and fraud, and to receive auditor report re audit.

119th Day	Disclosure Committee/CFO certifications received by CFO/CEO.
119th Day	File AIF and 20F/40F, with certifications by CFO and CEO

Exhibit 2

Instructions to Drafting and Reviewing Participants
Annual Information Form and
Form 20-F/40-F Annual Report

We are asking for your help in drafting the following portions of the Annual Information Form/Form 20-F/40-F Annual Report for the year _________:

_____________________________________________________________________________.

To assist you in preparing the first draft, we are including a copy of relevant parts of last year’s AIF/Form 20-F/40-F and any specific instructions or other information you may need to consider in preparing the material. When updating prior information, we encourage you to retain the existing format and structure when you can to promote continuity. When drafting, in addition to the specific items requested, keep in mind that the Company is required to disclose information that is needed to fairly present the financial condition, results of operations and state of the Company’s business and properties in all material respects. If, within the area in which we are seeking your assistance, you are uncertain as to whether any particular item of information is important or material, we urge you to include rather than exclude it. The Company also needs to disclose information that may not specifically be requested but that is needed to make the information that is disclosed complete and not misleading. For example, if we have reason to believe that current trends may not continue, we may need to disclose that. For these reasons, if there is any information that we have not requested or that you have not included, but that you believe we should consider within the area in which we are seeking your assistance, please let us know by adding whatever additional comments you wish to provide.

Please provide your requested draft to _______________ , at _______________, by ___________. Please return the requested material with a copy of this letter.

We will take the information you provide to us and combine it with information provided by others to produce drafts of the AIF/Form 20-F/40-F. We will distribute those drafts for review, and will ask that you review one or more of the drafts and that you give us comments on some part or all of the drafts.

Our Chief Executive Officer and our Chief Financial Officer must certify that our Company has disclosure controls and procedures to ensure that material information about our Company is collected, recorded, accessed and controlled only by authorized personnel and assembled and made known to the Disclosure Committee on a timely basis, so that it may be properly disclosed to shareholders and others. Before the AIF/Form 20-F/40-F is filed, we will be asking you to confirm that you believe that you have provided the Disclosure Committee with all information that it has requested. We also will be asking you for any comments that you may have about the procedures that we have adopted for gathering information, and we will be asking you to confirm that, since ______, you are not aware of any fraud or suspicious actions involving the Company or that you have reported any instances of fraud as provided by the Code of Ethics and Trading Restrictions.

If you have any questions, or if you become aware of any basis to suggest that the information you have provided, or that is contained in later drafts of the AIF/Form 20-F/40-F, is no longer correct, please contact ____________________.

Dated: ____________________

For the Disclosure Committee:

_____________________

_____________________.

To _______________________:

Enclosed with this letter is the requested draft of information for use in preparing the Company’s Annual Information Form/Form 20-F/40-F Annual Report for the year _________.

Dated: _______________________	Signature______________________________
[Print Name] ___________________________

Exhibit 3

Form of Letter and
Form of Certification
AIF and Form 20-F/40-F Annual Report

Letter

You have been assisting the Disclosure Committee of the Company in preparing the Annual Information Form/Form 20-F/40-F Annual Report for the year _____. As you are aware, we must certify that our Company has disclosure controls and procedures to ensure that material information about our Company is made known to the Disclosure Committee m on a timely basis so that it may be properly disclosed to shareholders and others. Before the AIF/Form 20-F/40-F is filed, we would appreciate your confirming to us that you believe that you have provided the Disclosure Committee with all information that was responsive to the Disclosure Committee’s requests. Also, please confirm that, for the period January 1, 200_ through the date of your response, that you are not aware of any instance of fraud, whether or not material, by any current or former employee involving the Company or, if you are aware of any such fraud, that you have reported it as provided by the Code of Ethics and Trading Restrictions. (Recognizing the sensitivity and desire for anonymity that may be involved with such disclosures, please note that this confirmation does not require that you specifically identify any report of fraud that you may have made.).

We would also appreciate your advising us of any suggestions you have for improving the procedures we established in order to ensure that material information about the Company is made known to us on a timely basis.

Please complete and return the accompanying certification to the Disclosure Committee. by no later than __________________, 200_.

[CEO] ___________________________

[CFO] ___________________________

Certification

To: ___________________________.

I have participated in the development of information for and participated in the preparation of the Annual Information Form/Form 20-F/40-F Annual Report for the year 200_. I am familiar with all of the information that I have received from and provided to the Disclosure Committee in connection with my participation in the preparation of the AIF/Form 20-F/40-F for 200_. I believe that I have been responsive to all of the Disclosure Committee’s requests, and that I have provided all of the information requested from me.

For the period January 1, 200_ through the date of this certificate, I am not aware of any instance of fraud, whether or not material, by any current or former employee involving the Company, or if I am aware of any such fraud, I have reported it as provided by the Code of Ethics and Trading Restrictions. For purposes of the Code, “fraud” includes any misstatements or omissions in connection with preparation or reporting (internal or external) of financial and/or operating information about the Company, whether or not material and without regard to whether the employee receives any personal benefit.

I believe that the procedures established in order to ensure that material information about the Company is made known to the senior officers on a timely basis:

[   ] are adequate and effective, or

[   ] can be improved in the following ways: _______________________________________

________________________________________________________________________.

Dated: _____________________________	Signature: _______________________________________
Print Name: ______________________________________

Exhibit 4

Form of Disclosure Committee Certification

To ______________________:

I, ____________________, certify that:

1.           I have reviewed the AIF/Form 20-F/40-F, quarterly report, news release (circle one) of the Company for the year __________ (all or any of the foregoing being for convenience, the “Report”).

2.           Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report.

3.           Based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the Report.

4.           The Disclosure Committee of which I am a part has followed all of its procedures and policies in connection with the preparation of the Report.

5.           Based on our most recent evaluation, I believe that the Company’s disclosure controls and procedures are adequate and effective to ensure that material information is made known to the Disclosure Committee on a timely basis.

6.           Based on our most recent evaluation, I am not aware of any material deficiencies in the design or operation of the disclosure controls and procedures or the internal controls that has not been remedied.

7.           Based on our most recent evaluation, I am not aware of any employee, supplier or other person involved in fraud against or involving the Company.

Dated: _____________________________	Signature: _______________________________________
Print Name: ______________________________________

Exhibit 5

News Release Checklist

Instructions for Use

A completed copy of this News Release Checklist should be filed in the Company’s disclosure records along with an originally signed copy of the news release. The checklist should be completed and signed by a member of the Company’s Disclosure Committee.

Checklist Questions

1.	Has the information to be distributed been determined to be definitely or reasonably likely to be material to investors?

2.

Has the information been accurately summarized in a draft press release with a view to ensuring that it comprehensively discloses the event or information in a factually accurate and plain language manner with reasonable balance in respect to the positive and negative aspects of the information?

3.

If the event or information is conditional, contingent or otherwise uncertain, does the news release properly disclose the nature of such conditions and contingencies, e.g. subject to regulatory approval, subject to definitive agreement, etc.?

4.

If the news release contains information of a geological, engineering or other technical nature, has it been prepared or reviewed by a “qualified person” (“QP”) as defined by applicable regulatory policy (43-101)?

5.	If the answer to question 4 is yes, is the information of a nature which requires an independent QP under applicable policy?

6.

Does the release contain information about financial performance, legal proceedings, legal agreements or other matters which requires the review of one of the Company’s professional advisors (legal, accounting, other)?

7.	Does the press release describe a proposed financing of the Company which may require that the news release not be disseminated in the United States or be otherwise restricted?

8.	Does the forward-looking information disclaimer in the news release adequately disclose the principal risks in connection with the matter in a specific and comprehensive (not a shopping list) format?

9.	Has a quorum of the Disclosure Committee approved this news release?

10.	If the answer to question 9 is yes, are there any other persons to whom the news release should be first shown on confidential basis, either as a courtesy or as a manner of confirming its accuracy or the agreement of any third party with the characterization of the information? (e.g. joint venture partners, lawyers, auditors, stock exchange officials)

11.	Has the board of directors and in particular the independent board members reviewed the news release?

12.

If the information is to be released during trading hours, is it of such a significantly material nature as to warrant a halting of the Company’s shares from trading to permit a period of dissemination (only to be done in urgent situations or with the prior notice of same to the board)?

13.	Will the news release be disseminated through ordinary paid wire services or is there a need to contact other media (newspapers, business writers)?

14.

Has the Company’s corporate communications and investor relations staff been apprised of the news release and been given an opportunity to raise any questions or issues which may be predicted to arise out of dissemination of a news release?

15.	Is there any reason to alert other employees to the news release prior to its release?

The news release dated the ______day of __________________, 20_____ has been duly approved for dissemination.

Dated: _____________________________________________	Signature __________________________________

[Print Name] ________________________________

APPENDIX 5

AUDIT COMMITTEE CHARTER

1.        Purpose: Responsibilities and Authority

The Committee shall carry out its responsibilities under applicable laws, regulations and stock exchange requirements with respect to the employment, compensation and oversight of the Companies independent auditor, and other matters under the authority of the Committee. The Committee also shall assist the Board of Directors in carrying out its oversight responsibilities relating to the Company’s financial, accounting and reporting processes, the Company’s system of internal accounting and financial controls, the Company’s compliance with related legal and regulatory requirements, and the fairness of transactions between the Company and related parties. In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

(a)	Relationship with Independent Auditors

	(i)	The Committee shall have the sole authority to appoint or replace the independent auditor.

(ii)

The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

	(iii)	The independent auditor shall report directly to the Committee.

(iv)

The Committee shall approve in advance all audit and permitted non-audit services with the independent auditors, including the terms of the engagements and the fees payable. The Committee may delegate to a subcommittee the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decision of any such subcommittee shall be presented to the full Committee at its next scheduled meeting.

	(v)	At least annually, the Committee shall review and evaluate the experience and qualifications of the lead partner and senior members of the independent auditor team.

	(vi)	At least annually, the Committee shall obtain and review a report from the independent auditor regarding:

		(A)	the independent auditor’s internal quality-control procedures;

		(B)	any material issues raised by the most recent internal quality- control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

(C)	any steps taken to deal with any such issues; and

(D)	all relationships between the independent auditor and the Company.

(vii)

At least annually, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence.

(viii)

The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the concurring partner responsible for reviewing the audit, and other audit partners as required by law.

(ix)

The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

(x)

The Committee shall recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account or participated in any capacity in the audit of the Company.

(b)	Financial Statement and Disclosure Review

(i)

The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be filed with applicable securities regulatory authorities and included in the Company’s annual reports, including its annual report on Form 20-F.

(ii)

The Committee shall review and discuss with management (and, to the extent the Committee deems it necessary or appropriate, the independent auditor) the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether such financial statements should be filed with applicable securities regulatory authorities.

	(iii)	The Committee shall review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the independent auditor’s assessment of the quality of the Company’s accounting principles, any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

(iv)

At least annually and prior to the publication of annual audited financial statements, the Committee shall review and discuss with management and the independent auditor a report from the independent auditor on:

	(A)	all critical accounting policies and practices used by the Company;

(B)

all alternative accounting treatments of financial information that have been discussed with management since the prior report, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, and an explanation of why the independent auditor’s preferred method was not adopted; and.

(C)

other material written communications between the independent auditor and management since the prior report, such as any management letter or schedule of unadjusted differences, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

(v)

Prior to their filing or issuance, the Committee shall review and discuss with management the Company’s annual reports, including Form 20-F Report, quarterly and annual earnings press releases, and other financial press releases, including the use of “pro forma” or “adjusted” non-GAAP information.

(vi)

The Committee shall review and discuss with management the financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be specific or it may be in general regarding the types of information to be disclosed and the types of presentations to be made.

(c)	Conduct of the Annual Audit. The Committee shall oversee the annual audit, and in the course of such oversight the Committee shall have the following responsibilities and authority:

(i)

The Committee shall meet with the independent auditor prior to the audit to discuss the planning and conduct of the annual audit, and shall meet with the independent auditor as may be necessary or appropriate in connection with the audit.

(ii)

The Committee shall ascertain that the independent auditor is registered and in good standing with the Canadian Public Accounting Board and the Public Company Accounting Oversight Board and that the independent auditor satisfies all applicable Canadian independence standards, Independence Standards Board Standard No. 1, and SEC Regulation S-X, Section 2-01.

(iii)	The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including

	(A)	the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

	(B)	the management letter provided by the independent auditor and the Company’s response to that letter; and

(C)

any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(iv)

The Committee shall obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934 or equivalent Canadian requirement and that, in the course of conducting the audit, the independent auditor has not become aware of information indicating that an illegal act has or may have occurred or, if such an act may have occurred, that the independent auditor has taken all action required by Section 10A(b) of the Securities Exchange Act of 1934 or equivalent Canadian requirement.

(v)

The Committee shall make such inquiries to the management and the independent auditor as they deem necessary or appropriate to satisfy themselves regarding the efficacy of the Company’s financial and internal controls and procedures and the auditing process.

(d)	Compliance and Oversight

(i)

The Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers and financial analysts who follow the Company.

(ii)

The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off- balance sheet structures on the Company’s financial statements.

(iii)

The Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(iv)

At least annually and prior to the filing of the Company’s annual report, including Form 20-F, the Committee shall review with management and the independent auditor the disclosure controls and procedures and confirm that the Company (with CEO and CFO participation) has evaluated the effectiveness of the design and operation of the controls within 90 days of the date of filing of the annual report, including the Form 20-F report. The Committee also shall review with management and the independent auditor any deficiencies in the design and operation of internal controls and significant deficiencies or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls. As a part of that review, the Committee shall review the process followed in preparing and verifying the accuracy of the CEO and CFO annual certifications required to be included in the annual report, including the Form 20-F Report.

(v)

At least annually and prior to the filing of the Form 20-F, the Committee shall review with management and the independent auditor management’s internal control report and assessment of the effectiveness of the internal controls and procedures, and the independent auditor’s report on and attestation to management’s assessment. [Not applicable prior to fiscal year end 2007]

(vi)

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(vii)

The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or reports which raise material issues regarding the Company’s financial statements or accounting policies.

(viii)

At least annually, the Committee shall meet with the Company’s legal counsel and discuss any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

(ix)	The Committee shall prepare all reports required under applicable laws, regulations and stock exchange requirements.

(e)	Related Party Transactions

(i)

The Committee shall review for fairness to the Company proposed transactions, contracts and other arrangements between the Company and its subsidiaries and any related party or affiliate, and make recommendations to the Board whether any such transactions, contracts and other arrangements should be approved or continued. The foregoing shall not include any compensation payable pursuant to any plan, program, contract or arrangement subject to the authority of the Company’s Compensation Committee.

(ii)

As used herein the term “related party” means any officer or director of the Company or any subsidiary, or any shareholder holding a greater than 5% direct or indirect financial or voting interest in the Company, and the term “affiliate” means any person, whether acting alone or in concert with others, that has the power to exercise a controlling influence over the Company and its subsidiaries. "Related party" includes Hunter Dickinson Inc. and Hunter Dickinson Group Inc.

2.        Structure and Membership

Number and qualification. The Committee shall consist of three persons unless the Board should from time to time otherwise determine. All members of the Committee shall meet the experience and financial literacy requirements of Multilateral Instrument MI 52-110 and the rules of the Toronto Stock Exchange, and the American Stock Exchange. At least one member of the Committee shall be a “financial expert” as defined in Section 16.A of Form 20-F. The relevant portions of the foregoing are attached to this Charter as exhibits.

(f)

Selection and Removal. Members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Committee at any time with or without cause.

(g)

Independence. All of the members of the Committee shall be “independent” as required for audit committees by Multilateral Instrument MI 52-110, the rules of the Toronto Stock Exchange, the American Stock Exchange and SEC Rule 10A. The relevant portions of the foregoing are attached to this Charter as exhibits.

(h)	Chair. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

(i)	Compensation. The compensation of the Committee shall be as determined by the Board.

(j)

Term. Members of the Committee shall be appointed for one-year terms. Each member shall serve until his or her replacement is appointed, or until he or she resigns or is removed from the Board or the Committee.

3.        Procedures and Administration

(a)

(a)Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities, but not less than quarterly. The Committee shall keep minutes of its meetings and any other records as it deems appropriate.

(k)	Subcommittees. The Committee may form and delegate authority to one or more subcommittees, consisting of at least one member, as it deems appropriate from time to time under the circumstances.

(l)

Reports to the Board. The Committee shall report (orally or otherwise) regularly to the Board following meetings of the Committee with respect to such matters as are relevant to the Committee’s discharge of its responsibilities, and shall report in writing on request of the Chairman of the Board.

(m)	Charter. The Committee shall, at least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(n)

Independent Advisors. The Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay appropriate compensation to advisors engaged by the Committee.

(o)

Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any Officer or other person to meet with the Committee and to access all Company records.

(p)	Annual Self-Evaluation. The Committee shall evaluate its own performance at least annually.

4.        Additional Powers

The Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

5.        Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

6.        Audit Committee Member Independence and Financial Literacy Requirements

Sections 1.4, 1.5 and 1.6 of MI 52-110

1.4      Meaning of Independence

(1)	An audit committee member is independent if he or she has no direct or indirect material relationship with the issuer.

(2)

For the purposes of subsection (1), a “material relationship” is a relationship which could, in the view of the issuer’s board of directors, be reasonably expected to interfere with the exercise of a member’s independent judgment.

(3)	Despite subsection (2), the following individuals are considered to have a material relationship with an issuer:

(a)	an individual who is, or has been within the last three years, an employee or executive officer of the issuer;

(b)	an individual whose immediate family member is, or has been within the last three years, an executive officer of the issuer;

(c)	an individual who:

(i)	is a partner of a firm that is the issuer’s internal or external auditor,

(ii)	is an employee of that firm, or

(iii)	was within the last three years a partner or employee of that firm and personally worked on the issuer’s audit within that time;

(d)	an individual whose spouse, minor child or stepchild, or child or stepchild who shares a home with the individual:

	(i)	is a partner of a firm that is the issuer’s internal or external auditor,

	(ii)	is an employee of that firm and participates in its audit, assurance or tax compliance (but not tax planning) practice, or

(iii)	was within the last three years a partner or employee of that firm and personally worked on the issuer’s audit within that time;

(e)

an individual who, or whose immediate family member, is or has been within the last three years, an executive officer of an entity if any of the issuer’s current executive officers serves or served at that same time on the entity’s compensation committee; and

(f)

an individual who received, or whose immediate family member who is employed as an executive officer of the issuer received, more than $75,000 in direct compensation from the issuer during any 12 month period within the last three years.

(4)	Despite subsection (3), an individual will not be considered to have a material relationship with the issuer solely because:

	(a)	he or she had a relationship identified in subsection (3) if that relationship ended before March 30, 2004; or

	(b)	he or she had a relationship identified in subsection (3) by virtue of subsection (8) if that relationship ended before June 30, 2005.

(5)

For the purposes of clauses (3)(c) and (3)(d), a partner does not include a fixed income partner whose interest in the firm that is the internal or external auditor is limited to the receipt of fixed amounts of compensation (including deferred compensation) for prior service with that firm if the compensation is not contingent in any way on continued service.

(6)	For the purposes of clause (3)(f), direct compensation does not include:

	(a)	remuneration for acting as a member of the board of directors or of any board committee of the issuer, and

(b)

the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the issuer if the compensation is not contingent in any way on continued service.

(7)	Despite subsection (3), an individual will not be considered to have a material relationship with the issuer solely because the individual or his or her immediate family member

	(a)	has previously acted as an interim chief executive officer of the issuer, or

	(b)	acts, or has previously acted, as a chair or vice-chair of the board of directors or of any board committee of the issuer on a part-time basis.

(8)	For the purpose of section 1.4, an issuer includes a subsidiary entity of the issuer and a parent of the issuer.

1.5      Additional Independence Requirements

(1)	Despite any determination made under section 1.4, an individual who

(a)

accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or any subsidiary entity of the issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee, or as a part-time chair or vice-chair of the board or any board committee; or

	(b)	is an affiliated entity of the issuer or any of its subsidiary entities, is considered to have a material relationship with the issuer.

(2)	For the purposes of subsection (1), the indirect acceptance by an individual of any consulting, advisory or other compensatory fee includes acceptance of a fee by:

	(a)	an individual’s spouse, minor child or stepchild, or a child or stepchild who shares the individual’s home; or

(b)

an entity in which such individual is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the issuer or any subsidiary entity of the issuer.

(3)

For the purposes of subsection (1), compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the issuer if the compensation is not contingent in any way on continued service.

1.6      Meaning of Financial Literacy

An individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the issuer’s financial statements.

AMEX Section 121A

The definition of “independent director”, as specified in Section 121A of the AMEX Company Guide, is set forth below:

“Independent director” means a person other than an executive officer or employee of the company. No director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, audit committee members must also comply with the requirements set forth in the paragraph below. The following is a non-exclusive list of persons who shall not be considered independent:

(a)

a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

(b)

a director who accepts or has an immediate family member who accepts any payments from the company or any parent or subsidiary of the company in excess of $60,000 during any period of twelve consecutive months within the three fiscal years preceding the determination of independence, other than the following:

	(1)	compensation for board or committee service,

	(2)	compensation paid to an immediate family member who is an employee other than an executive officer of the company or of a parent or subsidiary of the company,

	(3)	compensation received for former service as an interim executive officer (provided the interim employment did not last more than one year),

	(4)	benefits under a tax-qualified retirement plan or non-discretionary compensation.,

(c)

a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the company or any parent or subsidiary of the company as an executive officer;

(d)

a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)

a director of the listed company who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the listed company’s executive officers serve on that entity’s compensation committee;

(f)

a director who is, or has an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Exchange Act Rule 10A-3

In order to be considered independent for the purposes of Rule 10A-3, a director must meet the following independence standards.

(i)	Each member of the audit committee must be a member of the board of directors of the listed issuer, and must otherwise be independent.

(ii)

In order to be considered to be independent, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

(A)

Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

	(B)	Be an affiliated person of the issuer or any subsidiary thereof.

The following definitions apply to the determination of independence under Rule 10A-3:

(1)       (i)  The term affiliate of, or a person affiliated with, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(ii) A person will be deemed not to be in control of a specified person for purposes of this section if the person: (2) Is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person; and

(3)        Is not an executive officer of the specified person.

(iii) The following will be deemed to be affiliates:

(A)       An executive officer of an affiliate;
(B)       A director who also is an employee of an affiliate;
(C)       A general partner of an affiliate; and
(D)       A managing member of an affiliate.

(iv)   For purposes of paragraph(1)(i) of this section, dual holding companies will not be deemed to be affiliates of or persons affiliated with each other by virtue of their dual holding company arrangements with each other, including where directors of one dual holding company are also directors of the other dual holding company, or where directors of one or both dual holding companies are also directors of the businesses jointly controlled, directly or indirectly, by the dual holding companies (and, in each case, receive only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of the dual holding companies or any entity that is jointly controlled, directly or indirectly, by the dual holding companies).

(4)       In the case of foreign private issuers with a two-tier board system, the term board of directors means the supervisory or non-management board.

(5)       In the case of a listed issuer that is a limited partnership or limited liability company where such entity does not have a board of directors or equivalent body, the term board of directors means the board of directors of the managing general partner, managing member or equivalent body.

(6)       The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(7)       The term dual holding companies means two foreign private issuers that: (i) Are organized in different national jurisdictions; (ii) Collectively own and supervise the management of one or more businesses which are conducted as a single economic enterprise; and (iii) Do not conduct any business other than collectively owning and supervising such businesses and activities reasonably incidental thereto.

(8)       The term executive officer has the meaning set forth in § 240.3b -7.

(9)       The term foreign private issuer has the meaning set forth in § 240.3b -4(c).

(10)      The term indirect acceptance by a member of an audit committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the issuer or any subsidiary of the issuer.

(11)      The terms listed and listing refer to securities listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.

AUDIT COMMITTEE FINANCIAL LITERACY REQUIREMENTS

MI 52-110

Section 3.1(4) states that each audit committee member must be financially literate.

Section 1.6 defines the meaning of financial literacy as follows:

“For the purposes of this Instrument, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the issuer’s financial statements.”

AMEX Section 121B(2)(a)(ii)

Each issuer must have an Audit Committee of at least three members, each of whom:

“is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the audit committee who is financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 401(h) of Regulation S-K, Item 401(e) of Regulation S-B is presumed to qualify as financially sophisticated.”

FORM 20-F DEFINITION OF FINANCIAL EXPERT

For purposes of this Item, an audit committee financial expert means a person who has the following attributes:

i.	An understanding of generally accepted accounting principles and financial statements;

ii.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

iii.

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements, or experience actively supervising one or more persons engaged in such activities;

iv.	An understanding of internal control over financial reporting; and

v.	An understanding of audit committee functions.

A person shall have acquired such attributes through:

i.

Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

ii.	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

iii.	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

iv.	Other relevant experience.

APPENDIX 6

[RESERVED]

APPENDIX 7

COMPENSATION COMMITTEE CHARTER

1.                    Purpose: Responsibilities and Authority.

The Compensation Committee shall assist the Board of Directors in carrying out its responsibilities relating to executive and director compensation. In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

(a)      The Committee shall recommend to the Board of Directors the form and amount of compensation to be paid by the Company to directors for service on the Board and on Board committees. The Committee shall review director compensation at least annually.

(b)      The Committee shall annually review the Company’s base compensation structure and the Company's incentive compensation, stock option and other equity-based compensation programs and recommend changes in or additions in such structure and plans to the Board of Directors as needed.

(c)      The Committee shall recommend to the Board of Directors the annual base compensation of the Company's executive officers and senior managers (collectively the "Officers").

(d)      The Committee shall recommend to the Board of Directors the range of increase or decrease in the annual base compensation for non-Officer personnel providing services to the Company.

(e)      The Committee shall recommend to the Board of Directors annual corporate goals and objectives under any incentive compensation plan adopted by the Company for Officers and non-Officer personnel providing services to the Company, and establish incentive compensation participation levels for Officers and non-Officer personnel providing services to the Company under any such incentive compensation plan. In determining the incentive component of compensation, the Committee will consider the Company’s performance and relative shareholder return, the values of similar incentive at comparable companies and the awards given in past years.

(f)      The Committee shall evaluate the performance of Officers generally and in light of annual corporate goals and objectives under any incentive compensation plan and recommend to the Board of Directors incentive compensation payable to Officers under any such incentive compensation plan.

(g)      The Committee shall periodically review with the Chairman and Chief Executive Officer their assessments of corporate officers and senior managers and succession plans, and make recommendations to the Board regarding appointment of officers and senior managers.

(h)      The Committee shall provide oversight of the performance evaluation and incentive compensation of non-Officer personnel providing services to the Company.

(i)      The Committee shall administer the Company's stock option and other equity based compensation plans and determine the annual grants of stock options and other equity based compensation.

(j)      The Committee shall recommend to the Nominating and Corporate Governance Committee the qualifications and criteria for membership on the Committee.

The Chief Executive Officer of the Company shall not be present during any vote or other deliberation of the Committee regarding the compensation or performance of the Chief Executive Officer.

2.                    Structure and Membership

(a)      Number. The Committee shall consist of four persons unless the Board should from time to time otherwise determine.

(b)     Selection and Removal. Members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Committee at any time with or without cause.

(c)      Independence. A majority of the members of the Committee shall be “independent” as determined under the Company’s Corporate Governance Overview and Guidelines.

(d)      Chair. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

(e)      Compensation. The compensation of the Committee shall be as determined by the Board.

(f)      Term. Members of the Committee shall be appointed for one-year terms. Each member shall serve until his or her replacement is appointed, or until he or she resigns or is removed from the Board or the Committee.

3.                    Procedures and Administration

(a)      Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep minutes of its meetings and any other records as it deems appropriate.

(b)      Subcommittees. The Committee may form and delegate authority to one or more subcommittees, which may comprise one or more members, as it deems necessary or appropriate from time to time under the circumstances.

(c)      Reports to the Board. The Committee shall report (orally or otherwise) regularly to the Board following meetings of the Committee with respect to such matters as are relevant to the Committee’s discharge of its responsibilities, and shall report in writing on request of the Chairman of the Board.

(d)      Charter. The Committee shall, at least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(e)      Independent Advisors. The Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay appropriate compensation to advisors engaged by the Committee.

(f)      Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any Officer or other person to meet with the Committee.

(g)      Annual Self-Evaluation. The Committee shall evaluate its own performance at least annually.

4.                    Additional Powers

The Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

APPENDIX 8

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

1.                    Purpose: Responsibility and Authority

The Nominating and Governance Committee shall assist the Board of Directors in carrying out its responsibilities relating to stewardship and governance. In furtherance of this purpose the Committee shall have the following responsibilities and authority:

(a)      The Committee shall recommend to the Board criteria for Board membership. In making its recommendation, the Committee shall consider the competencies and skills that the Board, as a whole, should possess and the competencies and skills of each current director. The Committee shall review with the Board, on an annual basis, the requisite skills and criteria for Board members as well as the composition and size of the Board as a whole in order to ensure that the Board has the requisite expertise, that its membership consists of persons with sufficiently diverse and independent backgrounds, and that its membership consists of an appropriate mix of inside, outside and independent directors.

(b)      The Committee shall identify and recommend to the Board individuals qualified to become Board members, consistent with criteria approved by the Board. The Committee shall be responsible for recommending to the Board the nominees for election as directors at any meeting of shareholders and the persons to be appointed by the Board to fill any vacancies on the Board. The Committee may adopt procedures regarding director candidates proposed by the shareholders.

(c)      The Committee shall recommend to the Board corporate governance and ethics principles and policies that should be applicable to the Company. The Committee shall monitor legislation, regulatory policies and industry best practices dealing with corporate governance and, from time to time as it deems appropriate, review and reassess the adequacy of the Company’s corporate governance principles and practices and recommend any proposed changes to the Board.

(d)      The Committee shall consider questions of independence and possible conflicts of interest of members of the Board and of senior managers and make recommendations regarding such matters to the Board, including the criteria for determining director independence.

(e)      The Committee shall, on an annual basis, recommend assignments to committees of the Board, including recommendations as to chairmen of committees of the Board, review and make recommendations to the Board concerning the types, duties, functions, size and operation of committees of the Board, review the adequacy of charters of all committees of the Board and make recommendations to the Board for any changes to such charters.

(f)      The Committee shall, on an annual basis, oversee the evaluation of the Board and its committees to determine whether the Board, its members and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of performance of the Board and its committees, to be discussed with the Board.

(g)      The Committee shall manage Board and committee succession planning.

(h)      The Committee shall monitor communications with shareholders regarding matters of corporate governance.

2.                    Structure and Membership

(a)      Number. The Committee shall consist of four persons unless the Board should from time to time otherwise determine.

(b)      Selection and Removal. Members of the Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Committee at any time with or without cause.

(c)      Independence. A majority of the members of the Committee shall be “independent” as determined under the Company’s Corporate Governance Overview and Guidelines.

(d)      Chair. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

(e)      Compensation. The compensation of the Committee shall be as determined by the Board.

(f)      Term. Members of the Committee shall be appointed for one-year terms. Each member shall serve until his or her replacement is appointed, or until he or she resigns or is removed from the Board or the Committee.

3.                    Procedures and Administration

(a)      Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep minutes of its meetings and any other records as it may deem appropriate.

(b)      Subcommittees. The Committee may form and delegate authority to one or more subcommittees, which may comprise one or more members member, as it deems necessary or appropriate from time to time under the circumstances.

(c)      Reports to the Board. The Committee shall report (orally or otherwise) regularly to the Board following meetings of the Committee with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities, and shall report in writing on request of the Chairman of the Board.

(d)      Independent Advisors. The Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay appropriate compensation to such advisors engaged by the Committee.

(e)      Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it may deem necessary or appropriate, including the authority to request any officer or other person to meet with the Committee.

(f)      Annual Self-Evaluation. The Committee shall evaluate its own performance at least annually.

4.                    Additional Powers

The Committee shall have such other duties as may be delegated from time to time by the Board of Directors.